EXHIBIT 10.26

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

DATED 2022

PHILIP MORRIS PRODUCTS S.A.	(1)

and

KAIVAL BRANDS INTERNATIONAL, LLC	(2)

DEED OF LICENSING AGREEMENT

Contents

1 Interpretation	3
2 Term	15
3 Grant OF Licence	15
4 Exclusivity	16
5 know-how and technical assistance	18
6 compliance with standards and laws	19
7 development services	19
8 KBI initiated product development	20
9 testing	20
10 PRODUCT BRANDING AND PACKAGING	21
11 initial MARKETS AND expansion	21
12 regulatory approvals	22
13 marketing and sales	22
14 Key performance indicators	23
15 cessation of sales	24
16 Royalty payments	24
17 defects	27
18 PRODUCT INDEMNITIES	28
19 new PROPERTY	30
20 registration and maintenance of intellectual property	30
21 development of intellectual property	32
22 ENFORCEMENT OF INTELLECTUAL PROPERTY	33
23 INFRINGEMENT CLAIMS BY THIRD PARTIES	35
24 liability	37
25 Parent company guarantee, ip side letter and IP WAIVER LETTER	38
26 insurance	38
27 corporate REPRESENTATIONS and WARRANTIES	38
28 KBI REPRESENTATIONS and WARRANTIES	39
29 termination	40
30 consequences of termination	41
31 CONFIDENTIALITY	42
32 Child/Forced labour	43
33 Anti-Bribery and Corruption and Anti-Money Laundering	43
34 FORCE MAJEURE EVENT	45
35 Notices	45
36 Further assurance	46
37 Assignment and other dealings	46
38 Waiver	47
39 Entire agreement	47
40 Variation	47
41 Severance	47
42 Third party rights	47
43 No partnership or agency	48
44 COSTS	48
45 Counterparts	48
46 Language	48
47 Governing law	48
48 dispute resolution	48
49 arbitration	49
50 Interim relief	49

i

THIS DEED is dated

Parties

(1)	PHILIP MORRIS PRODUCTS S.A., a corporation incorporated under the laws of Switzerland (registered no. CH-105-950.151), with offices at Quai Jeanrenaud 3, 2000 Neuchatel, Switzerland (“PMI”).

(2)	KAIVAL BRANDS INTERNATIONAL, LLC, a corporation incorporated under the laws of Delaware, USA with (registered no. 6670323), whose registered office is at 401 N. Wickham Road, Suite 130, Melbourne, Florida 32935 (“KBI”).

Background

(A)	PMI has been a pioneer in the development and commercialization of science-based smoke-free reduced-risk products and has developed a sizeable intellectual property portfolio relating to such technologies and has substantial expertise in selling such products;

(B)	PMI is interested in exploring the manufacture and sale of smoke-free products that may ultimately be used to replace cigarettes;

(C)	Bidi has developed a range of smoke-free products such as the “BIDI Stick” for sale in the United States of America and has licensed all of the intellectual property rights relating thereto to KBI, an Affiliate of Bidi, on an exclusive basis as necessary to enable KBI to license those rights on an exclusive basis to PMI pursuant to the terms of this agreement;

(D)	PMI wishes to manufacture, promote, sell and distribute such products on an exclusive basis in various markets outside the United States of America;

(E)	KBI has agreed to grant, and PMI has agreed to take, a license of certain intellectual property rights relating to such products on an exclusive basis on the terms set out in this agreement.

Agreed Terms

1	Interpretation

The following definitions and rules of interpretation apply in this agreement.

1.1	Definitions:

“Acceptance Criteria”	means the criteria against which the Design Specification or Consumable will be assessed during EVT, DVT or PVT.

“Affiliate”	means, in relation to a party, any person that from time to time directly or indirectly Controls, is Controlled by, or is under common Control with, that party and, in the case of KBI, includes Bidi, and any person that from time to time directly or indirectly Controls, is Controlled by, or is under common Control with, Bidi (but in all cases, excluding the other party and any person who is an Affiliate of the other party at the Effective Date);

“Anti-Bribery and Corruption Laws”	means, to the extent applicable: the Foreign Corrupt Practices Act 1977 of the United States of America, as amended (“FCPA”), any rules and regulations thereunder; the Bribery Act 2010 of England and Wales, any rules and regulations thereunder, any similar laws or regulations in any other jurisdiction; and any other national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, as each may be amended.

“Applicable Law”	means all applicable laws, statutes, regulations, directives, decisions, rulings, decrees, government policies, enactments or instruments (including national, regional, local or municipal laws, regulations or by-laws of any kind whatsoever including where made by any Governmental Authority), and mandatory requirements, standards and codes which may from time to time be in force.

“[***]”	[***]

“Base Price”	[***]

“Bidi”	means Bidi Vapor, LLC incorporated and registered in the State of Florida, US with registration # L19000072294 and having its registered address at 200 S. Orange Ave., Suite 2300, Orlando, FL 32801.

“Business Day”	means a day other than a Saturday, Sunday or public holiday in Switzerland, when banks in Switzerland are open for business.

“Change of Control”

means the occurrence of any of the following events:

(a)       a change of Control of KBI or Bidi or any Holding Company of KBI or Bidi (as defined in section 1159 of the Companies Act 2006);

(b)       the merger or consolidation of KBI or Bidi or any Holding Company of KBI or Bidi, other than a merger or consolidation in which: (i) the shareholders of that entity immediately prior to the consolidation or merger owns, directly or indirectly, at least a majority of the shares in the capital of the continuing or surviving corporation immediately after such consolidation or merger; or (ii) the board of directors of that entity immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation, which liquidation, merger, or consolidation has been approved by the shareholders of that entity; or

(c)       the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of KBI or Bidi or any Holding Company of KBI or Bidi.

“Claim”	means an assertion, or an actual or threatened claim, action, suit, or proceedings (whether civil, criminal, administrative, arbitral, investigative, or otherwise), including border enforcement actions, whether or not such actions involve law enforcement.

“COGS”	means the cost of goods sold as defined under the US Generally Accepted Accounting Principles.

“[***]”	[***]

“[***]”	[***]

“Commencement Date”	means 13 May 2022.

“Competing Product”	means a product that competes with, and is the same as or similar to, any of the Products made and sold by PMI pursuant to this agreement, [***]

“Confidential Information”	means all confidential information, documentation, designs, drawings and data, of whatever nature, disclosed, whether orally or in writing, by one party to the other, or obtained by one party from the other, whether before or after the date of commencement of this agreement, relating to or connected with the Licensed Rights or the business, affairs, clients/customers, prospective clients/customers, operations, processes, strategies, plans, IPR, developments or Know-How of a party and/or its Affiliates, together with any information derived by a party from, and any data underlying such information, and any other information designated by a party as being confidential (whether or not it is marked as “confidential”) or which ought to reasonably be considered to be confidential. The terms of this agreement shall be Confidential Information.

“Control”	has the meaning given in section 1124 of the Corporation Tax Act 2010, and “Controls” and “Controlled” shall be construed accordingly.

“Consumable”	has the meaning given in clause 7.1(a).

“Defect”

means any Product (including the KBI Packaging but excluding any Product Branding, text or other content on such KBI Packaging) that fails to:

(a)       be of high quality;

(b)       function properly and reliably for its intended purpose;

(c)       comply with its Functional Specifications;

(d)       comply with the Applicable Law, including any applicable environmental, health, employment and safety laws and regulations and Regulatory Approvals in the Market in which it is intended for sale; and

(e)       comply with the PMI Product Standards

and “Defective” shall be construed accordingly.

“Design Defect”	means a Defect arising from the Design Specification which is not a Manufacturing Defect or Excluded Defect.

“Design Specification”	means the detailed specification setting out the process, materials and other requirements necessary for the manufacture, assembly and production of a Product or any KBI Packaging.

“Development Services”	[***]

“Disclosed”	means disclosed by KBI prior to the Effective Date in writing in the data room [***] and in such manner and in such detail as to enable a reasonable licensee to identify and make a reasonably informed assessment of the nature and scope of the matter concerned.

“Distribution Agreement”	means the Third Amended and Restated Exclusive Distribution Agreement between Kaival and Bidi dated 10 June 2022.

“Documentation”	means any and all Materials (and IPR therein) from time to time: (a) relating to the Exploitation of the Products or KBI Packaging; and/or (b) subsisting in the Product Regulatory Data or the Specifications.

“DVT”	means so-called “design validation testing” which includes testing to deliver objective verification that the component parts of the device have, and the device as a whole has, been designed and specified to deliver their/its intended functions correctly for a user and meet the Functional Specification and other requirements in this agreement.
“E-Cigarette”	means a disposable electronic delivery product that produces an aerosol for human inhalation.

“Effective Date”	means the date of this agreement.

“E-Liquid”	means the finished and produced ‘e-liquid’, being the liquid that forms a nicotine-containing aerosol when heated.

“E-Liquid Defect”	means a Defect arising from the KBI E-Liquid.

“[***]”	[***].

“Encumbrance”	means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, option, assignment by way of security, security interest, restriction, right of first refusal, right of pre-emption, third party right or interest, covenant not to sue or enforce, or other encumbrance or security interest of any kind, or another type of agreement or arrangement having similar effect including anything analogous to any of the foregoing under the laws of any jurisdiction, or an agreement or commitment to create any of the foregoing.

“EVT”	means so-called “engineering validation testing” which includes testing first engineering prototypes to ensure that the unit performs to the Functional Specification and other requirements in this agreement.

“Excluded Defect”	has the meaning set out in clause 17.2(b).
“Excluded Products”	[***]

“Expansion Criteria”	means the non-binding criteria for PMI’s plans for expansion into further Markets, as set out in Schedule 5.

“Expansion Business Plan”	means a plan provided by PMI to KBI under clause 11.3 or 11.4 as updated by PMI from time to time.

“Exploit”	means to make, use, stock, keep, import, export, apply for Regulatory Approvals, Promote, sell and/or distribute, and “Exploitation” shall be construed accordingly.

“Extension Period”	means a period of five (5) years.

“First Sale”	means the sale of a unit of a Product by PMI or an Affiliate of PMI in a Market to (a) a Third Party distributor or reseller; or (b) a final consumer where PMI or the Affiliate of PMI sells the Product through its own channels directly to final consumers.

“Force Majeure Event”	1.2 means any event beyond the relevant party’s reasonable anticipation and control including fire, flood, storm and other acts of God, epidemic and pandemic, trade union disputes, riot, war or hostilities between any nations (or preparations for the same), imposition of Sanctions or embargo, terrorism or rebellion provided that, in each case where possible for such party to take reasonable and proportionate measures to avoid such event arising, such measures were taken.

“Freedom to Operate”	means, with respect to the Products, that such Products and their design, manufacturing, use and sale (excluding the Product Branding) do not infringe, misuse, or misappropriate the IPR of any Third Party.

“Functional Specification”	means the detailed specification describing the functionality, performance, features and characteristics of the Products to which KBI develops the Design Specification, as agreed by the parties in writing (including in or pursuant to a Work Order) or, with respect to the period before the Effective Date only, as specified by PMI.

“Government Official”	means: (a) an employee, officer, or representative of, or any person otherwise acting in an official capacity for, or on behalf of, a Governmental Authority; (b) a legislative, administrative, or judicial official, regardless of whether elected or appointed; (c) an officer of or individual who holds a position in a political party; (d) a candidate for political office; or (e) an officer or employee of a supra-national organization (e.g., World Bank, United Nations, International Monetary Fund, Organization for Economic Co-operation and Development).

“Governmental Authority”	means any supra-national, national, federal, state, provincial, municipal, or local government (including any sub-division, court, administrative agency, commission, or other authority thereof) or private body exercising any regulatory, taxing, customs, importing, or quasi-governmental authority, including but not limited to state-owned or state-controlled entities or enterprises, in each case having jurisdiction or authority.

“Guarantors”	mean Kaival and Bidi.

“Handover Confirmation”	means a written confirmation from both parties that the Design Specification or Consumable has passed the pre-manufacturing testing and verification required under this agreement.

“Improvement”	means any improvement, enhancement or modification.

“Initial Period”	means the period commencing as of the Commencement Date and ending five (5) years from the Effective Date.

“Insolvency Event”

means if any of the following occur:

(a)       KBI suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (IA 1986) as if the words “it is proved to the satisfaction of the court” did not appear in sections 123(1)(e) or 123(2) of the IA 1986;

(b)       KBI commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with any of its creditors;

(c)       KBI applies to court for, or obtains, a moratorium under Part A1 of the Insolvency Act 1986;

(d)       a petition is filed, a notice is given, a resolution is passed, or an order is made, for or on connection with the winding up of KBI;

(e)       an application is made to court, or an order is made, for the appointment of an administrator or a notice of intention to appoint an administrator is given or an administrator is appointed over KBI;

(f)       the holder of a qualifying floating charge over the assets of KBI has become entitled to appoint or has appointed an administrative receiver;

(g)       a person becomes entitled to appoint a receiver over all or any of the assets of KBI or a receiver is appointed over all or any of the assets of KBI;

(h)       a creditor or encumbrancer of KBI attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets and such attachment or process is not discharged within seven (7) days;

(i)       any event occurs, or proceeding is taken, with respect to KBI in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in (a) to (h) above; or

(j)       KBI ceases, or threatens to cease, to carry on all or substantially the whole of its business other than in connection with an internal group reorganisation.

“Intellectual Property Rights” or “IPR”	means patents, rights to inventions, copyright and related rights, rights in software, trade secrets, proprietary formulae, trade marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off, rights in designs, utility models, database rights, rights to use, and protect the confidentiality of, confidential information (including Know-How) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

“IP Side Letter”	means the deed of letter between PMI and Bidi set out in Schedule 9.

“IP Waiver Letter”	means the letter between the parties set out in Schedule 10.

“Joint Improvements”	means any Improvement to the Technology, Documentation or Licensed IPR related to the Products, or to the Products or their method of manufacture that is developed by the parties and/or their respective Affiliates jointly.

“Joint Improvement IPR”	has the meaning set out in clause 21.1.

“Kaival”	means Kaival Brands Innovations Group, Inc. with registered address at 401 N. Wickham Road, Suite 130, Melbourne, Florida 32935.

“KBI Branding”	means the trade marks, names and branding set out in Schedule 3 which are licensed to KBI by Bidi.

“KBI E-Liquid”	means the E-Liquid developed by or on behalf of KBI and/or any of its Affiliates and used in or with a Product.

“KBI E-Liquid Composition”	[***]

“KBI IP”	means the Materials (and IPR therein) and IPR listed in Schedule 2.

“KBI Markets”	means the US and any other territory that is outside the Markets.

“KBI Packaging”	means the external polystyrene packaging, inner box and cardboard sleeve used to package the Products (excluding any KBI Branding on such packaging, box or sleeve).

“Know-How”	means any secret or covert knowledge or information, including trade and other secrets, knowledge, ideas, inventions, concepts, discoveries and know-how.

“KPIs”	means the key performance indicators set out in, or determined by PMI from time to time in in accordance with, Schedule 5.

“Launch”	means the first sale of a Product in a Market to (a) a Third Party distributor or reseller, or (b) a final consumer where PMI or an Affiliate of PMI sells the Product through its own channels directly to final consumers, as applicable. “Launching” and “Launched” shall be construed accordingly.

“Licensed IPR”	means all IPR comprised in or relating to the Technology, Documentation and KBI IP that is licensed to PMI under clause 3.1 including any Joint Improvement IPR and IPR in Improvements that become a part of the Licensed Rights pursuant to clause 21.

“Licensed Rights”	has the meaning set out in clause 3.1.

“Manufacturing Defect”	has the meaning set out in clause 17.2(a).

“Market Applicable Law”	has the meaning set out in clause 6.1(a).

“Markets”	means the countries and markets set out in Schedule 1.

“Market Specific Terms”	means the terms and conditions that relate to and apply to a particular Market as set out in Schedule 6, as amended by the parties pursuant to clause 4.2 or 40.

“Materials”	means: (a) regardless of whether IPR actually inhere in any such items, all processes, methodologies, technologies, algorithms, techniques, designs, reports, works of authorship, video recordings, audio recordings, photographs, software (in both source code and object code form and including all related data), mask works, models, formulae, programmer interfaces, specifications, operating instructions, drawings, compositions, processes, research and development results, technology, technical data, drawings, data and commercial, technical, manufacturing and production activities, notes, manuals, documentation, training materials, job aids and materials; (b) all Know-How; and (c) all translations, adaptations, derivations, and combinations of any of the foregoing.

“Minimum KPIs”	means the key performance indicators identified as such and set out in, or determined in accordance with, Schedule 5.

“Negative Factor”	means any matter, fact or circumstance outside of PMI’s control including any breach by or act or omission of KBI, any material adverse change (including negative reputational development affecting KBI, its Affiliates or its or their products outside the Markets), any material adverse change in laws or regulations, any change in exchange rates or commodity prices, or any Force Majeure Event, but excluding any change in conditions generally affecting the industry, changes in financial markets or general economic conditions other than those specified in the foregoing part of this definition.

“New Property”	means a Nicotine E-Cigarette product that is outside the product categories set out in the definition of the term “Products” (including any system of a “pod mod” or “pod product” for nicotine E-Liquid or nicotine salts that involve a vaping product making use of a pre-filled or refillable “pod” or pod cartridge containing a vaporizer system, intended to be used with a separate external battery, that is currently being or may be developed by Bidi or its Affiliates) excluding in all cases Nicotine E-Cigarettes to the extent they are Excluded Products.

“Nicotine E-Cigarette”	means an electronic delivery product that produces a nicotine-containing aerosol for human inhalation.

“[***]”	[***].

“[***]”	[***].

“Parent Company Guarantee”	means the deed of guarantee between PMI and the Guarantors set out in Schedule 8.

“PMI Background IP”	means any IPR from time to time owned by, or licensed from a Third Party by, PMI and/or any of PMI’s Affiliates.

“PMI Branding”	means the trade marks, names and branding used on the Products that are owned by PMI or licensed by PMI from a Third Party.

“PMI Product Standards”	means PMI’s standards on product quality, safety, and chemistry that PMI applies to its own products, that are provided by PMI to KBI on or prior to the date of this agreement, and as may be amended by PMI in its sole discretion from time to time on notice to KBI, the first version of which is set out in Schedule 4.

“Product Branding”	has the meaning set out in clause 10.1.

“Product Packaging”	has the meaning set out in clause 10.1.

“Product Regulatory Data”	means with respect to each Product all testing, pre-clinical and clinical trial data, including data from all experiments, information, results, testing designs and protocols, information useful for, contained in, or submitted in, any application for any product licence, registration, regulatory approval or similar before any Governmental Authority, all government certifications and findings, and related materials, data from any safety databases, adverse event reporting or other consumer testing or user database;

“Products”	means disposable Nicotine E-Cigarettes containing an E-Liquid developed by, for, or on behalf of KBI and/or any of its Affiliates, commonly referred to as ‘disposable e-cigarettes’, (including disposable Nicotine E-Cigarettes that are currently commercialized by or on behalf of KBI and/or any of its Affiliates as of the date of this agreement) and any evolution, or new, enhanced, updated or substituted versions, of such products, and any accessories intended for use with any such products, excluding in all cases any such Nicotine E-Cigarettes that are only Excluded Products.

“Promote”	means to market, advertise and promote, and “Promotion” shall be construed accordingly.

“PVT”	means so-called “production validation testing” which includes verifying that the Design Specification will deliver Products that conform to the Functional Specification and other requirements of this agreement at mass production yields and at mass production rates.

“Quarter”	means each period of three (3) months commencing on 1 January, 1 April, 1 July and 1 October respectively, and “Quarterly” shall be construed accordingly.

“Recall”	means any action to withdraw, recall, collect, recover or return a Product from, or prevent further Promotion, release or distribution of a Product in or to, any part of the supply chain or any end-user, or have a third party take those actions, at the request of any Governmental Authority or as a voluntary corrective or preventive action of PMI, an Affiliate of PMI or any of its or their distributors. This includes any action by a Governmental Authority to seize, detain or destroy a Product.

“Recommended Sales Price”	means the recommended price for the sale of the relevant Product to a final consumer in the relevant Market as suggested by PMI or an Affiliate of PMI.

“Regulatory Approvals”	means regulatory, legal and antitrust approvals, permission, licence, dispensation, waiver or consent (including product registration) required to import, export, Promote, sell and/or distribute a Product in a Market.

“Relevant Affiliates”	means, with respect to a party, any Affiliates of such party that are engaged in activities related to the performance of this agreement (including by owning the Licensed IPR).

“Relevant Defect”	has the meaning given in clause 17.1.

“[***]”	[***].

“Representatives”	has the meaning given in clause 31.2.

“Royalties”	means the royalties payable by PMI to KBI with respect to the First Sale of Products in the Markets calculated in accordance with clause 16.1.

“Royalty Statement”	(a) has the meaning given in clause 16.10.

“Sanctioned Party”	(a) means any person (i) that is the subject of any Sanctions including by inclusion on the list of specially designated nationals maintained by the US Department of Treasury’s Office of Foreign Assets Control or other applicable restricted parties list maintained by the US, the United Nations Security Council, Switzerland, the European Union, or any member state thereof, or Her Majesty’s Treasury; or (ii) located or organized within, or doing business or operating from a country or territory that is the subject of comprehensive Sanctions at the relevant time.

“Sanctions”	means any all applicable sanctions laws including U.S. laws (including those administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State or the U.S. Department of Commerce) or any sanctions imposed by the United Nations Security Council, Switzerland, the European Union, or Her Majesty’s Treasury that have a material adverse impact on the operation of this agreement or any aspect of its operation.

“Sell-Out Period”	has the meaning set out in clause 30.1.

“[***]”	[***].

“Specifications”	means the Design Specifications and Functional Specifications for Products to be sold in Markets under this agreement.

“Tax”	means taxes and/or duties on or targeting a specific component, e.g. nicotine, or product (whether fixed, based on quantity, weight, strength or similar, administered on an ad valorem basis or otherwise), excluding VAT.

“Technology”	means any and all Materials (and IPR therein) from time to time: (a) subsisting in or related to the Products or KBI Packaging, excluding the KBI Branding and the PMI Branding; or (b) enabling or required for the best use, practice, performance or exploitation of such Materials (and IPR).

“Term”	means the duration of this agreement.

“Third Party”	means any person that is not a party to this agreement or an Affiliate of such a party.

“US”	means United States of America.

“USD”	means United States Dollars.

“VAT”	means tax on sales, revenue or turnover including value added tax or any equivalent tax chargeable in anywhere in the world.

“Vendor Disclosure Agreement”	means the PMI non-disclosure agreement relating to sensitive materials that are provided to PMI which governs the usage and disclosure of such materials.

“VEEV”	means the E-Cigarette sold under the name “VEEV”.

1.3	In this agreement, save where the context requires otherwise:

(a)	references to clauses and Schedules are to the clauses and Schedules of this agreement and references to paragraphs are to paragraphs of the relevant Schedule;

(b)	clause, Schedule and paragraph headings shall not affect the interpretation of this agreement. The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules;

(c)	a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established;

(d)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular and a reference to one gender shall include a reference to the other gender;

(e)	a reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this agreement) from time to time;

(f)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision and is a reference to it as amended, extended or re-enacted from time to time;

(g)	any undertaking by or obligation on a party to do any act or thing, or not to do any act or thing, includes an undertaking to procure the doing of that act or thing, or the not doing of that act or thing, by a party’s Affiliates;

(h)	any undertaking by or obligation on a party not to do any act or thing includes an undertaking not to encourage, solicit, cause, permit or assist the doing of that act or thing;

(i)	any reference to KBI’s knowledge or similar shall be deemed to include the knowledge or similar of KBI’s Affiliates and Niraj Patel;

(j)	a reference to writing or written includes email but not fax; and

(k)	any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.4	This agreement shall be binding on, and enure to the benefit of, the parties to this agreement and their respective personal representatives, successors and permitted assigns, and references to any party shall include that party’s personal representatives, successors and permitted assigns.

2	Term

2.1	This agreement shall be deemed to have commenced on the Commencement Date and, unless terminated earlier in accordance with clause 29, shall remain in force until the end of the Initial Period.

2.2	The parties acknowledge that PMI has manufactured a limited quantity of Products prior to the Effective Date pursuant to a letter agreement between PMI, KBI, Bidi and Kaival dated 13 May 2022. The parties agree that, notwithstanding the manufacture of such Products prior to the Effective Date, the terms and conditions of this agreement shall apply to such Products and their Exploitation.

2.3	Upon expiry of the Initial Period this agreement shall automatically renew for an Extension Period unless PMI has failed to meet the Minimum KPIs, in which case it shall terminate automatically without notice at the end of the Initial Period.

2.4	At least nine (9) months before the end of an Extension Period, the parties will meet to discuss and decide whether or not to renew the agreement for a further Extension Period, such decision to be made at least three (3) months before expiry of the then-current Extension Period.

2.5	If the parties agree in writing to renew this agreement for a further Extension Period then this agreement shall, unless terminated earlier in accordance with clause 29, remain in force until the end of such Extension Period when it shall terminate automatically without notice.

2.6	If the parties do not agree to renew this agreement for a further Extension Period then this agreement shall terminate automatically without notice at the end of the then-current Extension Period.

3	Grant OF Licence

3.1	KBI hereby grants to PMI an irrevocable licence to use the Technology, Documentation and KBI IP during the Term and the Sell-Out Period to:

(a)	manufacture the Products (excluding the KBI E-Liquid) and KBI Packaging, and apply the Product Branding to the Products and KBI Packaging, anywhere in the world;

(b)	to export and import the Products and KBI Packaging into and from the Markets;

(c)	use, stock, keep, Promote, sell and distribute the Products and KBI Packaging in the Markets, and apply for Regulatory Approvals for the Products in the Markets,

on the terms of this agreement (the “Licensed Rights”); and

(d)	sub-license such Licensed Rights to PMI’s Affiliates, [***] and/or any other Third Party through multiple tiers, provided that:

(i)	all sub-licences granted under this clause 3.1(d) shall be in writing and shall terminate automatically on termination or expiry of PMI’s corresponding right under this agreement; and

(ii)	PMI shall monitor the performance of any sub-licensee and shall be primarily liable to KBI for any sub-licensee’s breach of terms of this agreement regarding use of the Licensed Rights.

3.2	Nothing in clauses 3, 5 and 6 of this agreement shall oblige KBI to disclose Documentation, Specifications, Know-How, Materials or Technology to PMI or its Affiliates unless such Documentation, Specifications, Know-How, Materials or Technology is relevant or related to, or required for, the exercise or performance of PMI’s or its Affiliates’ rights or obligations under this agreement (including PMI’s, its Affiliates or its sub-licensee’s enjoyment of the Licensed Rights).

3.3	[***].

3.4	KBI shall disclose the KBI E-Liquid Composition to PMI in accordance with the Vendor Disclosure Agreement to the extent necessary for legal, regulatory or toxicology compliance purposes.

3.5	KBI confirms that with effect from the Effective Date and throughout the Term and Sell-Out Period, it shall supply [***]. If PMI and/or an Affiliate of PMI appoints any other Third Party to manufacture the Products, [***] ordered by PMI and/or such Affiliate from the relevant Third Party.

3.6	[***]:

(a)	[***]; or

(b)	[***].

4	Exclusivity

4.1	Subject to the Market Specific Terms, the licence granted by KBI under clause 3.1 shall be exclusive in relation to the Markets and KBI shall not, and shall procure that its Affiliates shall not, directly or indirectly (including as principal or partner, alone or jointly with, through or as manager, adviser, consultant or agent or in any other capacity whatsoever):

(a)	subject to clause 4.3, Promote, exploit, use, sell or distribute any of the Licensed Rights or Products in the Markets, grant any third party the right to do so, or actively enable, assist, encourage or facilitate any third party to do so (including by waiving or settling any claim or agreeing not to sue in respect of any rights in the Licensed Rights or the Products);

(b)	subject to clause 4.3, Promote, exploit, use, sell or distribute in the Markets any Competing Product, or actively enable, assist, encourage, or facilitate any third party to do so (including by licensing any Materials or KBI Branding, or by directly or indirectly supplying or permitting the manufacture of any KBI E-Liquid, for use in connection with any such Competing Product, or waiving or settling any claim or agreeing not to sue in respect of any rights in any such Competing Product), other than New Property in respect of which KBI is unrestricted pursuant to clause 19.7 and Excluded Products; or

(c)	apply for, or hold any Regulatory Approval for any Product within any of the Markets or make any notifications to any Governmental Authority or Government Official with respect to any Products (whether in anticipation of a Launch or otherwise) within any of the Markets.

4.2	The parties acknowledge and agree that it may be necessary to vary the scope of restrictions under this agreement that apply to KBI and/or its Affiliates in relation to one or more Markets for the purposes of compliance with competition law. If either party notifies the other that it wishes to vary such restrictions, the other party shall consider such request and if it accepts such variation, the parties shall record such variation by way of an amendment to Schedule 6. No variation shall be effective unless signed in writing by both parties.

4.3	The restrictions in clauses 4.1(a) and 4.1(b) and the obligation in clause 4.4:

(a)	with respect to sales, shall only restrict active sales with respect to the Markets that are within the European Economic Area and not, for the avoidance of doubt, restrict passive sales into such Markets;

(b)	with respect to Promotion, shall only restrict active Promotion by KBI and/or its Affiliates; and

(c)	shall not restrict KBI or its Affiliates from manufacturing and storing Products or Competing Products within the Markets and exporting such Products and Competing Products from the Markets into the KBI Markets, provided that: (i) such Products and Competing Products are actually exported outside the Markets and (ii) KBI complies with clauses 4.1(a) and 4.1(b) with respect to the Promotion, sale and distribution of such Products and Competing Products and with clauses 4.6, 4.8, 4.9 and 4.10.

4.4	If KBI or any of its Affiliates or any of their distributors sells or distributes any of the Products in any Market as at the Effective Date, KBI shall cease to sell or distribute, or procure the cessation of sale or distribution of, such Products in such Market as soon as reasonably practicable and in any event within two (2) months of the Effective Date and clause 4.1(a) shall not apply to the sale and distribution of such Products in such Market for such period.

4.5	KBI shall, and shall procure that its Affiliates shall, act in good faith with respect to the exclusivity granted to PMI and shall not authorize, engage in, or otherwise implement, directly or indirectly, any practice so as to circumvent, avoid, or otherwise not deliver the intended benefit of the exclusivity provisions set out in this clause 4.

4.6	KBI shall take reasonable steps to ensure that any Products that it or any of its Affiliates sell in a KBI Market are not re-sold outside the KBI Market. The parties shall invoke protective mechanisms permitted at law to limit ‘grey market’ goods entering the Markets by taking steps to limit exhaustion of rights principles.

4.7	PMI shall take reasonable steps to the extent reasonably available to PMI as licensee of the Licensed IPR to ensure that any Products and New Property that it or any of its sub-licensees and Affiliates sell in the Markets are not re-sold outside the Markets and shall use reasonable efforts to invoke protective mechanisms permitted at law to limit ‘grey market’ goods entering the US by taking steps to limit exhaustion of rights principles.

4.8	KBI shall not, and shall procure that its Affiliates shall not, sell any Product in the KBI Markets to any person or entity whom it knows or ought reasonably to know is engaged in any illegal trade, nor sell any Product to any customers of KBI or KBI’s Affiliates in quantities in excess of what KBI or KBI’s Affiliates reasonably believe to be the legitimate demand from that customer for or in the KBI Markets.

4.9	If KBI receives from PMI a request to terminate the direct or indirect supply of the Products in the KBI Markets to a customer of KBI or one of its Affiliates because of involvement in the illegal trade of ‘e-cigarettes’, cigarettes, or other tobacco or tobacco-related products, KBI will consider such request and any supporting documentation provided by PMI in good faith and act accordingly, recognising the right and interest of PMI to take steps to ensure that its Products do not find their way directly or indirectly into illegal channels.

4.10	KBI shall implement and maintain “know-your-customer” policies and procedures for customers to whom it will sell the Products. KBI agrees to provide PMI with information sufficient for PMI to evaluate the adequacy of these policies and procedures, if so requested by PMI, and at least twice annually, conduct an annual volume check to confirm adherence to such policies and procedures.

4.11	PMI shall not, and shall procure that its Affiliates and sub-licensees shall not, sell any Product in the Markets to any person or entity whom it knows or ought reasonably to know is engaged in any illegal trade, nor sell any Product to any of its customers in quantities in excess of what it reasonably believes to be the legitimate demand from that customer for or in the Markets.

4.12	If PMI receives from KBI a request to terminate the direct or indirect supply of the Products in the Markets to a customer of PMI or one of its Affiliates or sub-licensees because of involvement in the illegal trade of ‘e-cigarettes’, cigarettes, or other tobacco or tobacco-related products, PMI will consider such request in good faith and act accordingly, recognising the right and interest of KBI to take steps to ensure that Products do not find their way directly or indirectly into illegal channels.

4.13	PMI shall implement and maintain “know-your-customer” policies and procedures for customers to whom it will sell the Products. PMI agrees to provide KBI with information sufficient for KBI to evaluate the adequacy of, and compliance with, these policies and procedures, if so requested by KBI.

4.14	Each party acknowledges that it has obtained advice on the provisions of this clause 4 and consider that the restrictions contained in this clause 4 are reasonable for the protection of their respective, legitimate business interests.

4.15	Each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of this clause 4.

5	know-how and technical assistance

5.1	On the Effective Date KBI shall make available to PMI all Documentation in existence as at the Effective Date, subject to clauses 3.2 and 3.3.

5.2	Throughout the Term and Sell-Out Period KBI shall, subject to clauses 3.2 and 3.3, make available to PMI:

(a)	any modified, updated or new version of the Documentation and any new Documentation promptly after their creation; and

(b)	such reasonable additional information and assistance (including Know-How and technical assistance) as may be requested by PMI from time to time in relation to and for the exercise of the Licensed Rights in accordance with this agreement, promptly upon request.

5.3	KBI warrants, represents and undertakes on an ongoing basis that the Documentation (including the Specifications). [***] and any other Know-How supplied to PMI and/or any Governmental Authority pursuant to this agreement is accurate, up to date, complete, and relevant to and adequate for the Exploitation of the Products.

5.4	KBI shall make available to PMI the services of its staff on reasonable notice and as reasonably necessary to advise PMI on the use of the Documentation for the exercise of the Licensed Rights under this agreement for such period as requested by PMI, free of charge but PMI shall be responsible for assessing the advice given and for its implementation.

5.5	Throughout the Term and Sell-Out Period, KBI shall promptly update the Documentation to reflect any Improvements to the Products or KBI Packaging.

6	compliance with standards and laws

6.1	PMI shall notify KBI as soon as reasonably practicable of:

(a)	the Applicable Law in a Market in which a Product is to be (or has been) Launched (“Market Applicable Law”);

(b)	all forthcoming or anticipated changes to the PMI Product Standards; and

(c)	all forthcoming or anticipated changes to Market Applicable Law of which PMI becomes aware.

6.2	KBI shall ensure that the Specifications and the Products, when made in accordance with their Specifications, will comply with the Market Applicable Law.

6.3	KBI shall use all reasonable endeavours to ensure that the Specifications and the Products, when made in accordance with the Specifications, will comply with the PMI Product Standards.

7	development services

7.1	PMI may from time to time request that KBI:

(a)	makes changes and/or Improvements to the Design Specifications for the Products; or

(b)	develops [***] or for any other reason at PMI’s sole discretion.

7.2	As soon as reasonably practicable and within [***] of KBI receiving PMI’s written request for any Development Services, KBI shall, acting reasonably and in good faith, provide to PMI [***] setting out, without limitation:

(a)	a breakdown of the Development Services that are required;

(b)	a breakdown of the [***] and the payment schedule for the same; and

(c)	an estimated time frame for completion of the Development Services.

7.3	Upon receipt of [***] PMI shall either confirm its acceptance of [***] or inform KBI that it rejects the [***]. If PMI rejects [***] the parties shall act in good faith and use reasonable endeavours to agree the terms of the [***] of PMI’s rejection. Any dispute as to the agreement of the [***] shall be resolved by either party [***] clause 48 [***]. If KBI has not received confirmation of acceptance, or proposed changes to, [***] will be deemed rejected.

7.4	Once a [***] has been agreed in writing by both parties, such [***] shall become [***] and KBI shall provide the Development Services specified in such [***] in accordance with that [***] and the terms of this agreement including clause 28.1(l).

7.5	KBI shall invoice PMI for the [***] specified in the [***], and PMI shall pay such [***] of receipt of a valid invoice for such sums. Such [***] shall be [***] payable by PMI to KBI under this agreement in accordance with clause 16.

8	KBI initiated product development

8.1	Save as required under clauses 6 and 7 of this agreement and as permitted under clauses 8.3 and 21.3, neither KBI nor any of its Affiliates shall make any alteration or Improvement to any Design Specification to a Product for any Market (including to the Technology or Documentation therefor) without PMI’s prior written consent.

8.2	The parties shall from time to time discuss potential Improvements to, and new versions of, then-current Products for use in the Markets [***].

8.3	KBI may, at its own initiative, cost and expense, and independently of PMI, develop and suggest an Improvement to, or new versions of, a then-current Product for use in the Markets (“KBI Product Improvement”). KBI shall promptly notify PMI providing all necessary details thereof. Provided that KBI successfully develops the Design Specifications for such KBI Product Improvements, [***]. Nothing in this clause 8.3:

(a)	[***] restrict PMI’s right to choose and change the Product Branding and Product Packaging in accordance with clause 10;

(b)	shall operate to assign any IPR in and to such KBI Product Improvement to PMI.

8.4	KBI may, at its own initiative, cost and expense, and independently of PMI, develop and suggest improvements to the design of any Product or part thereof aimed at maintaining or exceeding performance versus consumer expectations and decreasing the COGS of that Product. Subject to PMI’s acceptance and implementation of such improvement following receipt of the Design Specification and signature of a [***] therefor, [***].

8.5	If any Improvement to the design of any Product for the Markets would result in a Product that uses any technology or invention whose use or Exploitation would infringe any patent, design or utility model owned by PMI and/or an Affiliate of PMI, then the parties shall negotiate a mutually satisfactory agreement [***].

9	testing

9.1	KBI shall carry out reasonable testing in relation to any changes it makes to the Design Specifications or any [***] to ensure such changes do not result in any defect, reduction in performance or functionality.

9.2	Without limiting clause 9.1, with respect to any Development Services undertaken pursuant to this agreement, KBI shall [***].

9.3	The parties shall work together in good faith and using reasonable endeavours to agree the [***] by the relevant date set out in the Work Order.

9.4	If the Design Specification or Consumable fails to pass the testing to be performed by KBI under this clause 9 [***], KBI shall notify PMI and [***]. This clause 9.4 shall apply to [***].

9.5	Throughout the Term and Sell-Out Period, KBI shall promptly provide to PMI the results of the testing [***] carried out by or on behalf of KBI [***], [***]. PMI may conduct [***].

9.6	Once PMI has [***] under clause 9.5, PMI shall notify KBI and [***].

9.7	[***].

9.8	If prior to Launch of a Product in a Market, PMI becomes aware that a Design Specification or a Product, when made in accordance with its Design Specification, does not comply with Market Applicable Law [***].

10	PRODUCT BRANDING AND PACKAGING

10.1	Subject to clause 10.3, PMI shall have absolute discretion for Products to be sold in Markets under this agreement, in relation to:

(a)	the names, trade marks, logos, branding, graphics and other content used on or in connection with the Products and their Promotion and distribution (“Product Branding”); and

(b)	the packaging, packaging materials, labels, package inserts, manuals, instructions and retail displays for, and other marketing and packaging materials relating to the Products (“Product Packaging”) including the design and composition of such Product Packaging and the Product Branding on and relating to such Product Packaging.

10.2	PMI shall be solely responsible for, and KBI shall not have any liability for, any Product Branding, text or other content used on the Product Packaging which is not Licensed IPR.

10.3	Subject to clauses 10.4 and 10.5, PMI shall not use the KBI Branding or anything confusing similar to the KBI Branding for or as a part of the Product Branding or Product Packaging without KBI’s prior written consent, save where required for any Regulatory Approval or by Applicable Law. Where such use is required for any Regulatory Approval or by Applicable Law and displayed publically, PMI shall only use the name “Bidi” in word format and not any stylised logo as depicted in Schedule 2. For the avoidance of doubt, the Product Branding may include any trade marks owned or licensed from a Third Party by PMI and/or its Affiliates.

10.4	PMI may use images, shapes and other graphical representations of the Products (or parts thereof) in the Product Branding and Product Packaging. For the avoidance of doubt, PMI’s use of colours shall also be unrestricted.

10.5	PMI may apply for and register trade marks that include representations of the Products and/or the Product Packaging on the condition that such trade marks are surrendered upon expiry or termination of the Sell-Out Period.

10.6	PMI shall ensure that the Products and Product Packaging made pursuant to this agreement shall contain all patent markings, disclosures and disclaimers required by Applicable Law in the Markets in which they are intended for sale.

11	initial MARKETS AND expansion

11.1	PMI shall have the right to determine, on a Market by Market and Product by Product basis:

(a)	in which of the Markets to Launch the Products;

(b)	which of the Products shall be Promoted, sold and/or distributed in such Market from time to time; and

(c)	subject to clause 9.8, when the Launch of such Products in the Markets will take place, based on the Expansion Criteria.

11.2	Subject to clause 9.8, PMI shall initially Launch the Product currently known at the Effective Date as the “BIDI Stick” in [***] (the “Initial Markets”). PMI shall have the right to substitute the Initial Markets for alternate Markets by giving KBI written notice reasonably in advance.

11.3	After Launching in the Initial Markets as set out in clause 11.1, PMI will provide KBI with a business plan detailing the process for expanding into additional Markets (and PMI shall have the sole discretion to select such additional Markets having reasonable regard to the anticipated Market opportunity).

11.4	PMI will provide KBI with a further Expansion Business Plan detailing the process for expanding into further Markets (and PMI shall have the sole discretion to select all such additional Markets having reasonable regard to the anticipated Market opportunity).

11.5	PMI shall use reasonable endeavours to follow the Expansion Business Plan, subject always to Applicable Law, Regulatory Approvals being in place, and PMI’s discretion having regard to the anticipated Market opportunity and any Negative Factors.

11.6	Notwithstanding that the Expansion Criteria are not met in the relevant number of Markets as set out in clauses 11.3 and 11.4, PMI shall be entitled to Launch the Products in any new Markets.

12	regulatory approvals

12.1	Prior to Launching any Product in any Market, PMI shall, at PMI’s cost, apply for and obtain the necessary Regulatory Approvals to Promote, sell and distribute that Product in that Market.

12.2	Without limiting clause 12.1 but subject to clause 3.3, KBI shall promptly provide PMI with:

(a)	the Product Regulatory Data and such other assistance, data and information as PMI reasonably requests to enable PMI and/or its Affiliates to apply for, obtain and maintain Regulatory Approvals or any antitrust approvals required in connection with this agreement (including by applying in its own name and/or with PMI); and

(b)	updates and relevant information relating to any Regulatory Approvals that KBI and/or its Affiliates have applied for or shall apply for and keep KBI updated (including details of the progress of any such Regulatory Approvals).

13	marketing and sales

13.1	PMI shall invest in the commercialization of or marketing the Products in each Market where they have been Launched at a level commensurate to achieve the KPIs for such Markets.

13.2	PMI shall have full discretion on all commercial decisions relating to the Exploitation of the Products in the Markets in accordance with the Licensed Rights, including marketing toolbox, online, channels and pricing.

13.3	KBI shall from time to time and upon reasonable request provide a set of professionals, representatives or other persons designated by PMI with timely access to KBI’s and its Affiliates’ marketing materials concerning the Products. Use of such marketing materials shall be at PMI’s sole risk.

13.4	PMI shall from time to time and upon reasonable request provide KBI with copies of PMI’s and its Affiliates’ marketing materials relating to the Products. KBI shall have the right to consult on the marketing activities conducted by PMI in relation to the Products, but PMI shall not be required to implement any changes or suggestions made by KBI except where necessary to rectify any breach of legal duty, non-compliance with Applicable Law or Regulatory Approvals.

13.5	PMI shall be responsible for the sales and marketing plan for each Launched Market (the “Sales and Marketing Plan”), which shall include specific implementation measures for, without limitation, distribution/penetration ratio, advertising (if legally permitted), promotion, customer service, after-sales service, and the costs and expenses relating thereto.

13.6	PMI shall provide KBI with an annual business plan (“Annual Business Plan”) per Launched Market which shall set out the business direction and key figures for the upcoming twelve (12) month period in the relevant Launched Market and shall include the then current Sales and Marketing Plan. PMI shall use its reasonable endeavours to achieve the sales and marketing goals set out in such Annual Business Plan. Each Annual Business Plan shall be updated at the latest sixty (60) days after the start of each calendar year following the Effective Date.

13.7	PMI shall be entitled to amend or revise the Sales and Marketing Plan and the Annual Business Plan in its sole discretion and shall provide KBI with any such amended or revised Sales and Marketing Plan or Annual Business Plan.

13.8	PMI shall promptly inform KBI of any material changes (whether prospective or actual) in Market Applicable Law or of any other material new developments (whether prospective or actual) in any Launched Market which PMI reasonably expects to have an adverse effect on the Sales and Marketing Plan in the Launched Markets.

13.9	KBI shall provide PMI with details of any material complaints KBI or any of its Affiliates has received, or may receive in the future, relating to the Products (including those sold or intended for sale in the KBI Markets), together with reports on the manner in which such complaints are being, or have been, dealt with. If a complaint relates to a Product sold in the Markets, including where applicable under clauses 18.5, 22.4, 22.8 and 23.5, the relevant complaint shall be handled and controlled by PMI. KBI shall otherwise handle and control complaints related to a Product sold in the KBI Markets.

14	Key performance indicators

14.1	Following Launch of a Product in a Market, PMI shall use reasonable endeavours to ensure that the KPIs for that Product with respect to such Market are met.

14.2	Subject to clause 14.3, if PMI fails to meet the Minimum KPIs in a Market in the Initial Period then KBI may give PMI written notice that it wishes PMI to terminate sales of the Products in that Market. Upon receipt of such notice, PMI shall be entitled to a [***] grace period to remedy such failure. At the end of such [***] grace period, if PMI has still not satisfied such Minimum KPIs then KBI shall be entitled to terminate the sales of the Products in such Market on [***] written notice to PMI, whereupon the Sell-Out Period and the associated rights of PMI and obligations of KBI under clause 30.1 shall apply in respect of that Market.

14.3	PMI shall not be liable and KBI shall not serve notice to terminate the sales of Products in any Market under clause 14.2 where PMI’s failure to meet the Minimum KPIs in that Market was due to any Negative Factors and/or a cessation of sales under clause 15.2 and such failure would not have occurred but for those matters.

15	cessation of sales

15.1	If in the reasonable judgment of PMI, the commercialisation of a Product in a Launched Market has not been profitable (including, for example, if revenue earned by PMI minus all sales and marketing expenses incurred by PMI minus royalties, costs of production and other costs paid or due to be paid by PMI in connection with such Market results in a profit margin [***] as per the Expansion Business Plan, PMI shall have the right (in its absolute discretion) to cease sales of the Product in such Market by providing KBI with not less than [***].

15.2	Notwithstanding any provision to the contrary in this agreement, PMI may unilaterally cease, without prior notice, the sale of any Products in any Launched Market if, in respect of that Launched Market:

(a)	there are allegations or proceedings issued for infringement of any third party IPR in connection with the Products or facts and circumstances exist that are reasonably likely to give rise to such allegations or proceedings;

(b)	there is any administrative order, governmental direction, order, revocation of approval, decree or similar arrangement with, or commitment letter or similar submission to, or instances that may breach or infringe Applicable Law or create a risk of non-compliance, or threat of any of the foregoing, which PMI reasonably believes will adversely or materially affect sales of such Products in that Launched Market; or

(c)	there is any event which PMI reasonably believes will adversely or materially affect sales of such Products in that Launched Market, and/or cause significant adverse reputational issues (such as product Recalls, product liability Claims, product defects, product, health and scientific standards, PMI’s public principles, or youth access issues in that Launched Market or in other jurisdictions) and/or result or be reasonably likely to result in material liabilities, fines, or other punitive or restrictive measures imposed by any Governmental Official or Governmental Authority (including any actual or anticipated failure to obtain or maintain any Regulatory Approval).

15.3	PMI shall have the right, upon providing prior written notice to KBI, to recommence or reintroduce sales or commercialization of any or all Products in any or all Markets in which it has previously ceased sales (excluding any Markets terminated by KBI pursuant to clauses 14.2) if, in PMI’s reasonable opinion, the underlying conditions or reasons for which sales were discontinued in such Markets have materially improved or ceased to exist or are likely to do so unless, where sales ceased under clause 15.2(a), no order for Products for the affected Market is placed by PMI or its Affiliates and no Products have been sold in the affected Market in the period of [***] after the related allegations have been withdrawn or the proceedings have been settled or finally determined in circumstances where no right of appeal (or further right of appeal) subsists and KBI has, [***], given PMI written notice that PMI that PMI will longer have the right to sell or commercialise the affected Product in the affected Market on such date.

16	Royalty payments

16.1	In consideration for the grant of the Licensed Rights by KBI to PMI, PMI shall, subject to the remainder of this clause 16 and clause 20.12, pay to KBI a royalty calculated by reference to the Base Price of the First Sale of each unit of each Product manufactured pursuant to this agreement as follows:

Base Price (USD) (per Product)	Royalty (per Product)
[***]	[***]
[***]	[***] of Base Price
[***]	[***] of Base Price

16.2	The parties agree that only a single royalty shall be payable in respect of each unit of a Product and that if any Base Price has more than two decimal places it shall be rounded up to the nearest two decimal places.

16.3	PMI shall give KBI written notice of any change in Recommended Sales Prices for Products sold in the Markets as soon as reasonably practicable.

16.4	Before the Launch of the first Product in a Market and each anniversary of such Launch (unless the parties mutually agree to a different date), PMI shall pre-pay to KBI a guaranteed minimum royalty equal to twenty (20%) per cent of the estimated Royalties payable by PMI to KBI in relation to all Markets in the twelve (12)-month period following the first Launch or each successive anniversary of the first Launch (as the case may be), based on PMI’s reasonable projections for such Markets in the Annual Business Plan (“Guaranteed Royalty”), subject to an aggregate maximum Guaranteed Royalty payment of one million ($1,000,000) USD for all Markets for each applicable twelve (12)-month period.

16.5	The Guaranteed Royalty constitutes an advanced payment of Royalties by PMI and shall be credited against any and all Royalties due to KBI from PMI under this agreement before any other credits are applied ([***]). PMI shall not be obliged to pay any Royalties to KBI until the Guaranteed Royalty has been fully utilised.

16.6	The value of any [***] paid by or due from PMI under this agreement [***] that accrue with respect to the Product (but not, for the avoidance of doubt, any other Products) arising out of [***], or in the case of any [***], any Royalties that accrue with respect to such Product, in each case, irrespective of which Market the Product is sold in (in each case, the “Relevant Royalties”) as set out in clause 16.7 below. For the purposes of this clause 16.6, [***].

16.7	[***] shall, subject to clause 16.8, be [***] the Relevant Royalties due from PMI with respect to [***], provided that if:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

16.8	[***]:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

16.9	[***].

16.10	Within sixty (60) days of the end of each Quarter, PMI shall submit or cause to be submitted to KBI a statement in writing (“Royalty Statement”) recording, in reasonably sufficient detail for KBI’s audit purposes, the calculation of:

(a)	Royalties due under this agreement in respect of that Quarter (including any credits against such Royalties); and

(b)	[***].

16.11	Following receipt of a Royalty Statement from PMI under clause 16.10, KBI shall invoice PMI for the Royalties [***] specified in such Royalty Statement.

16.12	Royalties payable under this agreement shall be paid within thirty (30) days following receipt of an undisputed and valid invoice from KBI pursuant to clause 16.11 to a bank account notified by KBI to PMI in writing.

16.13	Disputes over the accuracy of Royalty Statements or invoices rendered under clause 16.11 shall be raised within ten (10) Business Days of receipt and shall be determined in accordance with clauses 48 and 49. Any undisputed amounts in Royalty Statements shall be invoiced and paid in accordance with the foregoing, notwithstanding that other amounts are disputed. Interest will be payable on any disputed amounts that are resolved in KBI’s favour at the rate specified in clause 16.17 from the date payment would have been due (but for such dispute) and the payment date inclusive.

16.14	PMI shall maintain records regarding the Royalties, their calculation and related sales and orders of Products. Such records shall be accurate in all respects and applied on a consistent basis. KBI shall have the right to request access to copies of such records once every calendar year during the Term and Sell-Out Period upon providing thirty (30) days’ prior written notice to PMI and PMI shall not unreasonably deny such request or access to copies of specific records, unless such information is legally privileged and/or its provision would breach any duty of confidence owed by PMI and/or its Affiliates. Where PMI denies access to any such information on the basis that it is legally privileged and/or its provision would breach any duty of confidence owed by PMI and/or its Affiliates, KBI may request that PMI provides such information to an independent auditor appointed by PMI and who owes a duty of confidence to PMI, to verify the calculation of the Royalties at KBI’s cost, provided that the provision of such information does not itself breach confidence or result in the loss of privilege.

16.15	KBI shall maintain records regarding the sums charged to PMI under this agreement [***], and the calculation of such sums. Such records shall be accurate in all respects and applied on a consistent basis. PMI shall have the right to request access to copies of such records once every calendar year during the Term and Sell-Out Period upon providing thirty (30) days’ prior written notice to KBI and KBI shall not unreasonably deny such request or access to copies of specific records, unless such information is legally privileged and/or its provision would breach any duty of confidence owed by KBI and/or its Affiliates. Where KBI denies access to any such information on the basis that it is legally privileged and/or its provision would breach any duty of confidence owed by KBI and/or its Affiliates, PMI may request that KBI provides such information to an independent auditor appointed by KBI and who owes a duty of confidence to KBI, to verify the calculation of the Royalties at PMI’s cost, provided that the provision of such information does not itself breach confidence or result in the loss of privilege.

16.16	Where this agreement states or requires that an amount shall be converted from a local currency to the USD or vice versa (including to calculate the Recommended Sales Price or any other sum used to calculate the Base Price and for the purposes of this clause 16), the parties agree that the rate of exchange shall be the USD rate against an applicable currency based on the PMI Monthly Income Statement Standard Exchange Rate applicable for that month. The PMI Monthly Income Statement Standard Exchange Rate is specified by PMI and is generally calculated as the average rate for the USD against the applicable currency based on data from BGN Bloomberg over a period of thirty (30) consecutive days, for which the last day of such period shall be five (5) Business Days before the last Business Day of the month preceding the applicable month. By way of example, the PMI Monthly Income Statement Standard Exchange Rate for May 2022 shall be calculated with the last day of such period being April 22, 2022 and the first day of such period being March 23, 2022.

16.17	If either party fails to pay any sum due under this agreement by the due date for payment, such failure shall not, subject to clause 29.2(e), entitle the other party to terminate this agreement, but the non-paying party shall pay to the other interest (calculated on a daily basis) upon demand on the overdue payment from the date when such payment was due to the date of actual payment at a rate of two (2%) per cent above the Bank of England base rate per annum.

16.18	Any payments to be made by a party to the other party under this agreement shall be reduced by the amount that such paying party is required to withhold pursuant to any Applicable Law (“Withholding Taxes”). The withholding party shall submit proof of payment of the Withholding Taxes to the other party within a reasonable period of time after such Withholding Taxes are remitted to the proper taxing authority.

17	defects

17.1	Subject to clause 17.2, KBI shall be responsible for, and shall ensure that there are no Design Defects or E-Liquid Defects (any Design Defect or E-Liquid Defect being a “Relevant Defect”).

17.2	Save in respect of E-Liquid Defects (for which KBI shall be responsible), KBI shall not be responsible and shall have no liability for:

(a)	any defect in a Product that results from a deviation from the Design Specification for the Product during its manufacture or the manufacture of a Product in accordance with a Design Specification that KBI has updated or replaced where, at the date of manufacture of the relevant Product, KBI has advised PMI of the particular defect in writing and a Handover Confirmation for the new Design Specification has been has been signed in accordance with clause 9.6 ([***]) (a “Manufacturing Defect”);

(b)	any defect in a Product that originates from a change made to the Product or its Design Specification at PMI’s request or to ensure compliance with PMI Product Standards or Applicable Law in a Market where, in each case, KBI advised PMI of such defect in writing before implementation of the change and PMI elected to proceed with the change notwithstanding that advice (an “Excluded Defect”); or

(c)	any defect in the KBI Packaging that results from any unauthorised change or addition made by PMI to such KBI Packaging (including to the Design Specification for such KBI Packaging).

17.3	In the event of a Relevant Defect, without limiting PMI’s other rights and remedies, PMI may (at its sole discretion):

(a)	require KBI to modify the Design Specification and other Documentation for the relevant Product to remedy the Relevant Defect promptly at KBI’s own cost. The parties shall discuss such modifications as necessary (including any reasonable concerns KBI may have around cost proportionality and timing that PMI may take into account when exercising its rights under this clause 17.3(a)), provided that PMI shall retain discretion over its decision to require KBI to make such modifications;

(b)	replace or, where commercially practicable, repair the Products that are affected by the Relevant Defect itself at the expense of KBI; and/or

(c)	require KBI to provide financial compensation to PMI for any loss, damage, cost or expense suffered or reasonably incurred by PMI and/or its Affiliates as a result of such Relevant Defect (including reasonable associated shipping, insurance and legal costs) and PMI shall comply with its duty to mitigate any such losses, damages, costs and expenses.

17.4	If the number of units of any Product affected by a Defect (including any Relevant Defect, Manufacturing Defect and/or Excluded Defect) in any given period exceeds one per cent (1)% of the total number of units of such Product sold by PMI or its Affiliates in the Markets in such period, PMI shall be entitled to conduct a root cause analysis in accordance with Schedule 7. The terms of Schedule 7 shall apply with respect to the root cause analysis and the results thereof. Without limiting Schedule 7 or any of KBI’s other rights or remedies, to the extent the results of such root cause analysis relate to Relevant Defects, KBI shall address the findings and implement the outcomes of such analysis if required by PMI pursuant to clause 17.3 above.

18	PRODUCT INDEMNITIES

18.1	During and after the Term of this agreement, KBI shall indemnify and keep indemnified PMI, its Affiliates, and its and their respective officers, directors, employees and agents (together, “PMI Indemnitees”) from and against any and all damages, losses, liabilities, costs and expenses (including reasonable legal and professional fees and costs) suffered or incurred by the PMI Indemnities to the extent arising out of or in connection with any Relevant Defect (including any and all suits, causes of action, disputes, controversies, investigations, notices, Claims, demands and Recalls relating to or arising out of any Relevant Defect) save to the extent such damages, losses, liabilities, costs or expenses are caused by a Manufacturing Defect or an Excluded Defect. PMI shall, and shall procure that the PMI Indemnities, take reasonable steps to mitigate any such damages, losses, liabilities, costs and expenses.

18.2	During and after the Term, PMI shall indemnify and keep indemnified KBI, its Affiliates, and its and their respective officers, directors, employees and agents (together “KBI Indemnitees”) from and against any loss, damage, liability, cost and expense (including reasonable legal and professional fees) suffered or incurred by the KBI Indemnitees as a result of any Claim associated with the Products where an Excluded Defect constitutes the main cause of such Claim save to the extent that KBI or an Affiliate of KBI is liable for such Claims, demands, actions or proceedings, costs, damages, losses, liabilities or expenses under this agreement. KBI shall, and shall procure that the KBI Indemnities, take reasonable steps to mitigate any such damages, losses, liabilities, costs and expenses.

18.3	Each party shall notify the other as soon as reasonably practicable of any suit, causes of action, dispute, controversy, investigation, notice, Claim, demand or Recall arising from or alleging a Relevant Defect, Manufacturing Defect, Excluded Defect and/or other kind of defect brought against it and/or any of its Affiliates in relation to any Market (“Product Defect Claim”) and shall provide promptly to the other party copies of all papers and official documents received in respect of any such Product Defect Claim.

18.4	If either party elects to investigate a Product Defect Claim or the circumstances surrounding a Product Defect Claim, the other party shall use its reasonable efforts to cooperate promptly with the investigating party’s investigations, but such investigation shall not in any way limit or affect the rights and obligations of PMI and KBI under clauses 18.1, 18.2, 18.3, 18.5 and 18.6.

18.5	In respect of any Product Defect Claim brought against a PMI Indemnitee and/or a KBI Indemnitee:

(a)	PMI shall have the exclusive right, exercisable at its sole discretion, to control the conduct of such Product Defect Claim, including any counterclaim to, and defence and settlement of, such Product Defect Claim, subject to clause 18.5(e);

(b)	KBI shall not make any admission of liability, agreement or compromise in relation to the Product Defect Claim to any Third Party, without the prior written consent of PMI (not to be unreasonably withheld or delayed);

(c)	KBI shall, at its own cost (in respect of Product Defect Claims arising from Relevant Defects but in all other cases at PMI’s cost), provide reasonable technical and such other forms of assistance (including reasonable access on reasonable notice to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant accounts, documents and records within the power or control of KBI and/or its Affiliates, subject always to clauses 3.2 and 3.3, and becoming a named party in proceedings) as are necessary to assist PMI in relation to the Product Defect Claim and shall ensure that its counsel cooperates closely with PMI’s counsel in relation to such Product Defect Claim, provided that PMI shall have the final decision-making authority in relation to such Product Defect Claim, subject to clause 18.5(e);

(d)	except to the extent any Claim arises from a Manufacturing Defect and/or Excluded Defect, KBI shall have a right actively to consult on the conduct of such Product Defect Claim and PMI shall take KBI’s reasonable views into account, provided that PMI shall have the final decision-making authority in relation to the conduct of such Product Defect Claim subject to clause 18.5(e), and where KBI requests in writing information relating to the Product Defect Claim for such purpose, PMI shall not unreasonably withhold or condition the provision of such information unless such information is legally privileged and/or its provision would breach any duty of confidence owed by a PMI Indemnitee; and

(e)	[***].

18.6	KBI shall notify PMI in writing as soon as practicable and in any event within two (2) Business Days of any interaction or communication (including questions, notice of inspection, correspondence and sample requests) it and/or any of its Affiliates has with a Governmental Authority in any Market related to a Product. PMI shall have the exclusive right to lead and control the interaction or communication with the Governmental Authority (other than with a Governmental Authority in the US) and KBI shall, subject to clause 3.3, provide to PMI all information and documents as PMI may reasonably request regarding such interaction or communication. KBI shall:

(a)	provide PMI with a reasonable opportunity to comment on the proposed response to such interaction or communication before the same is sent by KBI or the Affiliate of KBI;

(b)	make all reasonable efforts to incorporate any observation or recommendation of PMI in any response or reply to such interaction or complaint; and

(c)	not make any admission of liability without the prior written consent of PMI (not to be unreasonably withheld or delayed).

19	new PROPERTY

19.1	If KBI and/or any Affiliate of KBI develops or has developed on its behalf any New Property, PMI shall have a separate right [***] on an exclusive basis subject to the following terms.

19.2	KBI shall notify PMI in writing of the New Property (“New Property Notice”) as soon as KBI or an Affiliate of KBI is reasonably certain of: [***], subject to clauses 3.2 and 3.3 and subject to a non-disclosure agreement, to allow PMI to decide whether to [***]. If PMI notifies KBI that such information is [***].

19.3	Subject to clause 19.4, PMI shall have [***] from the date of receipt of a New Property Notice to decide whether to [***].

19.4	If PMI notifies KBI [***].

19.5	If PMI decides to [***], it shall send a written notice [***] to KBI within the [***] and the parties shall negotiate in good faith to agree the [***] and any amendments to this agreement. If the parties agree on [***], which shall as agreed under this clause 19.5).

19.6	The parties shall take all relevant factors into account in relation to the [***] resulting from [***], including: (a) legal review and changes necessary for compliance with any Applicable Laws; and (b) any regulatory clearances/approvals that may be required ([***]) in the Markets to which the [***] relates (including providing for the consequences of a failure to obtain such clearances/approvals).

19.7	Save as set out in clause 4, KBI and its Affiliates shall not be restricted pursuant to this agreement with respect to the New Property [***] if:

(a)	[***];

(b)	[***]; or

(c)	[***].

19.8	KBI shall not and shall procure that its Affiliates shall not [***] to the New Property [***].

19.9	[***].

20	registration and maintenance of intellectual property

20.1	The parties shall meet and discuss a strategy for the registration of the Licensed IPR (including Joint Improvement IPR) in the Markets as a whole and on a Market-by-Market basis by KBI (“Registration Strategy”) as soon as reasonably practicable following the Effective Date and shall meet from time to time during the Term (including promptly after the development of any Improvement to a Product or any Joint Improvement IPR, and at either party’s request) to review and update the Registration Strategy.

20.2	PMI shall, in its sole discretion, set the Registration Strategy provided that: (a) PMI may not require KBI to register any Licensed IPR outside of the Markets pursuant to the Registration Strategy, and (b) nothing shall prevent KBI from registering any Licensed IPR in a Market, if KBI requests that the registration of such Licensed IPR in that Market is included on the Registration Strategy but PMI fails to add it to the Registration Strategy within thirty (30) days of such request.

20.3	KBI shall, at its own cost and expense, implement, or procure that Bidi implements, the Registration Strategy diligently and in a timely manner having regard to any reasonable comments and suggestions made by PMI and shall keep PMI informed and up to date in relation to the progress of any applications including if KBI misses or is likely to miss any material date.

20.4	PMI shall provide all assistance and co-operation reasonably requested by KBI or its Affiliates in relation to any application and related proceedings made by or on behalf of KBI or its Affiliates in relation to Licensed IPR to be registered under the Registration Strategy (together the “Licensed IPR Registration Process”).

20.5	KBI shall notify PMI of all material dates relevant to the application and registration of any Licensed IPR in the Markets (including dates of disclosure, grace periods and similar) as soon as reasonably practicable and shall use best efforts to notify at least ninety (90) days before any filing date or deadline or thirty (30) days before any other key dates or deadlines relating to the application or registration process (including dates relating to objections, oppositions or similar).

20.6	Where the Registration Strategy requires KBI to register any Licensed IPR in a Market:

(a)	KBI may by giving PMI written notice request that PMI takes exclusive control of the conduct of any application and related proceedings made by or on behalf of KBI or an Affiliate of KBI in relation to such IPR and/or apply to register such IPR in KBI’s name and at KBI’s cost, [***]; and

(b)	if KBI is in breach of clause 20.3 then PMI may, by giving not less than [***] written notice to KBI if KBI has failed to remedy the breach during such period, [***],

and each such circumstance:

(c)	KBI shall provide all assistance and co-operation requested by PMI in relation to such application and related proceedings (including requiring any agent or counsel to take instructions from PMI directly);

(d)	KBI hereby irrevocably appoints PMI to be its attorney in its name and on its behalf to execute documents, use KBI’s name and do all things which are necessary or desirable for PMI to conduct any such application and related proceedings and to register such Licensed IPR. PMI may appoint one or more persons (including counsel) to act as substitute attorneys for PMI and to exercise such of the powers conferred by this power of attorney as PMI thinks fit and revoke such appointment and KBI shall do all things necessary to effect such appointment;

(e)	KBI shall promptly [***] received by or on behalf of KBI and/or an Affiliate of KBI;

(f)	unless required by Applicable Law, KBI shall not interact or communicate with any registry or applicable Governmental Authority in relation to the application and related proceedings for registration of the relevant Licensed IPR without PMI’s prior written approval and KBI shall submit to such registry or applicable Governmental Authority such documentation and information as reasonably required by PMI when required by PMI;

(g)	KBI shall indemnify and keep indemnified PMI from and against all costs and expenses properly incurred by PMI and/or its Affiliates arising out of or in connection with the exercise of PMI’s rights and/or obligations under this clause 20.6; and

(h)	PMI shall keep KBI informed and up to date in relation to the progress of any applications.

20.7	PMI shall have the exclusive right to register and apply to register IPR anywhere in the world in respect of the Product Branding and in any Improvement to any PMI Background IP and/or the Product Branding.

20.8	Subject to clauses 10.4, 10.5 and 20.6, PMI shall not and shall procure that none of its Affiliates shall, at any time, apply to register any IPR identical or confusingly similar to the KBI Branding for any goods and services, or otherwise use any such IPR unless permitted or required under this agreement.

20.9	KBI shall not, and shall procure that none of its Affiliates shall, at any time apply to register any IPR identical to or confusingly similar to or that incorporates the Product Branding for any goods and services, or otherwise use any such IPR.

20.10	KBI shall, and shall procure that Bidi shall, promptly provide any and all assistance and do all things reasonably required by PMI, at PMI’s reasonable cost, to enable PMI or any of its Affiliates to record the licence of the Licensed IPR under this agreement in any registry or with any applicable Governmental Authority in a Market, including by entering into separate or short form sub-licences, letters of consent, power-of-attorneys, applications to record sub-licences, and schedules related to the aforementioned, which reflect the licences granted herein and the terms thereof.

20.11	KBI shall, or shall procure that Bidi shall, at its own cost, maintain and renew any Licensed IPR that are registered at the Effective Date in the Markets or which become registered after the Effective Date and, subject to clause 20.6(a), diligently continue the prosecution of all applications for Licensed IPR in the Markets.

20.12	[***]:

(a)	[***]; or

(b)	[***],

[***].

20.13	KBI shall, and shall procure its Affiliates shall:

(a)	not, save with the prior written consent of PMI (not to be unreasonably withheld or delayed) assign, transfer, surrender or abandon any of the registrations or applications for Licensed IPR, or allow any of them to lapse;

(b)	not take any action or omit to do any thing that harms or materially diminishes the value of, or the goodwill associated with, the Licensed IPR or that jeopardises or potentially invalidates the Licensed IPR.

20.14	Each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of this clause 20.

21	development of intellectual property

21.1	Subject to clause 21.2 and any agreement between the parties to the contrary, where the parties agree in writing that they are developing [***]:

(a)	the IPR in and to such [***] shall belong to KBI and, [***];

(b)	the [***] that [***] (including as set out in clauses 3.1(a), 3.1(b) and 3.1(c)) and: (i) [***] during the Term of this agreement and the Sell-Out Period and (ii) [***]; and

(c)	the parties’ decisions and related rights and obligations regarding [***] shall be governed by clauses 20.1 to 20.6 (inclusive) and clauses 20.10 to 20.14 (inclusive) shall apply in relation to [***].

21.2	The parties agree that any [***] shall belong to PMI. To the extent such [***] vest in KBI and/or an Affiliate of KBI, KBI hereby assigns, or shall procure the assignment by its Affiliate of, such [***] to PMI with full title guarantee.

21.3	Subject to clause 21.2, if KBI and/or its Affiliates [***]:

(a)	if PMI so requests (and without charge), subject to clauses 3.2 and 3.3, KBI shall [***] under clause 3;

(b)	[***] shall automatically become an integral part of the Licensed Rights and licensed to PMI under the terms of clause 3 at [***]; and

(c)	the parties’ decisions and related rights and obligations regarding the [***] shall be governed by clauses 20.1 to 20.6 (inclusive) and clauses 20.10 to 20.14 (inclusive) shall apply in relation to maintenance of such [***].

22	ENFORCEMENT OF INTELLECTUAL PROPERTY

22.1	Subject to clause 22.11, each party shall notify the other as soon as reasonably practicable of any information it has or its Affiliates have relating to any actual, suspected or threatened infringement by a Third Party of the Licensed IPR or breach of confidence, passing off or actionable act of unfair competition by a Third Party in relation to the Products in any of the Markets (including any application for, or grant of, any IPR in the Markets which conflict with any of the Licensed IPR) (“Infringing Action”).

22.2	On a Quarterly basis, or as reasonably necessary during the Term of this agreement, the parties shall, subject to clause 22.11, [***]:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***].

22.3	Subject to clause 22.4, KBI shall implement and execute, at its own cost, the [***] and in doing so:

(a)	KBI shall only use professional outside counsel, and shall commit a reasonable budget to [***];

(b)	KBI shall keep PMI reasonably and promptly informed of the [***];

(c)	PMI shall have the right, but not the obligation, to [***] according to clause 22.2(d) above, and in case such [***]; and

(d)	to the extent permitted by law, cooperate and coordinate with [***].

22.4	Subject to clause 22.7, PMI shall have the exclusive right, exercisable at its sole discretion, to [***].

22.5	Subject to clause 22.11, PMI shall give KBI [***] written notice of its or its Affiliates intention to [***], in sufficient detail to enable KBI to [***]:

(a)	bear all cost and expense related to any action or proceedings brought in relation to [***] equally, save for any costs and expenses that are expressly allocated to a party under clause 22.8 or for which a party is otherwise responsible for under this agreement; and

(b)	[***].

22.6	If duly notified under clause 22.5 and KBI does not approve [***] in writing before [***], PMI may [***] and shall:

(a)	[***]; and

(b)	[***].

22.7	If PMI notifies KBI in writing that it will not pursue [***], KBI may, based solely on [***]:

(a)	bear all cost and expense related to any action or proceedings brought in relation to such [***]; and

(b)	[***].

22.8	In respect of any action and/or proceedings brought by PMI against a Third Party in relation to any Infringing Action in accordance with this clause 22 then, subject to clause 22.11:

(a)	to the extent it is based on the Licensed IPR, KBI shall have the right to appoint its own counsel at its own cost to advise KBI in relation to and to participate in (but not control) the proceedings initiated and conducted by PMI in relation to the Infringing Action and shall ensure that its counsel cooperates closely with PMI’s counsel in relation to such Infringing Action, provided that PMI shall have the final decision-making authority in relation to such Infringing Action;

(b)	KBI shall have a right actively to consult on such Infringing Action prior to PMI initiating any proceedings in relation to the Infringing Action against a Third Party (provided such consultation does not prejudice the Licensed IPR, Licensed Rights or the Products or PMI’s interest in them) and during such proceedings, and PMI shall take KBI’s reasonable views into account, provided that PMI shall have the final decision-making authority in relation to such Infringing Action, and where KBI requests in writing information relating to the Infringing Action for any purpose, PMI shall not unreasonably withhold or condition the provision of such information unless to the extent that any such information is legally privileged and/or its provision would breach any duty of confidence owed by a PMI Indemnitee; and

(c)	KBI shall, at its own cost, provide technical and such other forms of assistance (including access to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of KBI and/or its Affiliates and becoming a named party in proceedings) as are necessary to provide reasonable assistance to PMI in relation to the Infringing Action.

22.9	In respect of any Infringing Action brought by KBI against a Third Party in accordance with this clause 22 then:

(a)	KBI shall keep PMI updated in relation to any progress and developments regarding such Infringing Action;

(b)	PMI shall have the right to appoint its own counsel at its own cost to advise PMI in relation to and to participate in (but not control) the Infringing Action proceedings initiated and conducted by KBI in relation to the Infringing Action and shall ensure that its counsel cooperates closely with KBI’s counsel in relation to such Infringing Action, provided that KBI shall have the final decision-making authority in relation to such Infringing Action; and

(c)	PMI shall have a right actively to consult on such Infringing Action prior to KBI initiating any proceedings in relation to the Infringing Action against a Third Party (provided such consultation does not prejudice the KBI IP or the interest of KBI, Bidi and their respective Affiliates in them) and during such proceedings, and KBI may take PMI’s reasonable views into account, provided that KBI shall have the final decision-making authority in relation to such Infringing Action, and where PMI requests in writing information relating to the Infringing Action for such purpose, KBI shall not unreasonably withhold or condition the provision of such information unless to the extent that such information is legally privileged and/or its provision would breach any duty of confidence owed by KBI.

22.10	Each party shall within [***] provide to the other party a breakdown of the [***] that are to [***] the parties under clause 22.5(a). [***].

22.11	Nothing in this clause 22 shall restrict PMI’s and/or any of its Affiliate’s right to [***].

22.12	Each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of this clause 22.

23	INFRINGEMENT CLAIMS BY THIRD PARTIES

23.1	During and after the Term of this agreement, subject always to clause 23.2 and the IP Waiver Letter, KBI shall indemnify and keep indemnified the PMI Indemnitees from and against any and all damages, losses, liabilities, costs and expenses (including reasonable legal and professional fees and costs, and costs and expenses of any Recall and mitigating action) suffered or reasonably incurred by the PMI Indemnitees arising out of or in connection with any Claim that any Product or KBI Packaging made in accordance with this agreement and/or the exercise of the Licensed Rights in accordance with the terms of this agreement infringes, misuses or misappropriates any third party’s IPR, save to the extent such Claim results from use of any PMI Background IP or results from a Manufacturing Defect (“IP Claim”).

23.2	KBI shall not be liable under this agreement for infringement, misuse or misappropriation of:

(a)	[***]; or

(b)	certain specific third party IPR in a particular Market where:

(i)	[***]; and

(ii)	[***]

[***].

23.3	For the avoidance of doubt, KBI’s liability for infringement, misuse or misappropriation of third party IPR shall only be excluded by virtue of clause 23.2 with respect to the specific third party IPR and Market identified by KBI under clauses 23.2(b)(i)(A) and (if applicable) 23.2(b)(i)(B) and not any other third party IPR or Market.

23.4	Each party shall notify the other as soon as reasonably practicable of any IP Claim brought by a Third Party against it and/or any of its Affiliates, any opposition to any of the Licensed IPR, any claim that any of the Licensed IPR is invalid, and any other form of attack, charge or claim to which the Licensed IPR may be subject (together, an “Infringement Claim”).

23.5	In respect of any Infringement Claim brought against a PMI Indemnitee, Bidi or KBI and/or any of their respective Affiliates:

(a)	PMI shall have the exclusive right, exercisable at its sole discretion, to control the conduct of such Infringement Claim, including any counterclaim to, and defence and settlement of, save that, to the extent the Infringement Claim relates to the Licensed IPR:

(i)	KBI shall have a right to actively consult on such Infringement Claim and PMI shall take KBI’s reasonable views into account, provided that PMI shall have the final decision-making authority in relation to such Infringement Claim, and where KBI requests in writing information relating to the Infringement Claim for such purpose (including reasonably regular updates and material draft pleadings relating to the defence in advance), PMI shall not unreasonably withhold or condition the provision of such information, provided such information is not legally privileged and/or its provision would not breach any duty of confidence owed by the PMI Indemnitees;

(ii)	KBI shall have the right to appoint its own counsel at its own cost to advise KBI in relation to and to participate in (but not control) the Infringement Claim proceedings initiated and conducted by PMI and shall ensure that its counsel cooperates closely with PMI’s counsel in relation to such Infringement Claim, provided that PMI shall have the final decision-making authority in relation to such Infringement Claim; and

(iii)	PMI shall not, without the prior consent of KBI (such consent not to be unreasonably withheld or delayed): (i) make any admission that the Product or Licensed IPR in issue infringes the IPR asserted by the third party; (ii) conclude a settlement where the terms of such settlement require a payment to the third party that would be met by KBI under the indemnity in clause 23; or (iii) take any decision to appeal or not to appeal a relevant judgment against KBI or its Affiliates, or the Products;

(b)	each of PMI and KBI shall act in good faith with one another in defending and settling such Infringement Claim;

(c)	KBI shall not make any admission of liability, agreement or compromise in relation to the Infringement Claim without the prior written consent of PMI other than to PMI; and

(d)	KBI shall, at its own cost, provide technical and such other forms of assistance (including access to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of KBI and/or its Affiliates and becoming a named party in proceedings) as are necessary to assist PMI in relation to the Infringement Claim and shall ensure that its counsel cooperates closely with PMI’s counsel in relation to such Infringement Claim, provided that PMI shall have the final decision-making authority in relation to such Infringement Claim.

23.6	Each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of this clause 23.

24	liability

24.1	Nothing in this agreement shall limit or exclude:

(a)	either party’s liability for:

(i)	death or personal injury caused by its negligence;

(ii)	fraud or fraudulent misrepresentation; or

(iii)	any other liability which cannot be limited or excluded by applicable law;

(b)	either party’s liability:

(i)	under clause 23 (Infringement Claims by Third Parties);

(ii)	for breach of clause 31 (Confidentiality);

(iii)	for any claim or action relating to any liability suffered or incurred as a result of gross negligence or intentional or wilful misconduct; or

(c)	KBI’s liability for any claim or action relating to any liability suffered or incurred as a result of death or personal injury arising out of or relating to Defect (other than a Manufacturing Defect or the Excluded Defect).

24.2	Subject to clause 24.1, neither party shall be liable for any punitive, exemplary, treble or other multiple damages, or for any indirect or consequential losses, or for any loss of anticipated savings or business goodwill, under or in connection with this agreement.

24.3	Subject to clause 24.1, the total aggregate liability of KBI and its Affiliates under this agreement in the Initial Period, and then separately in each Extension Period, (whether from breach of contract, tort (including negligence), breach of statutory duty, strict liability or otherwise) shall in no circumstances exceed the greater of:

(a)	ten million ($10,000,000) USD; and

(b)	an amount equal to the total of the Royalties due to KBI (but not yet paid) plus the Royalties (including the Guaranteed Royalty) paid to KBI under this agreement during the immediately preceding twelve (12) consecutive months provided that the amount under (b) shall never exceed thirty million ($30,000,000) USD.

24.4	Any liability on the part of KBI in respect of the matters set out in clauses 24.1 shall not utilise or reduce the cap on KBI’s liability under clause 24.3.

24.5	If a payment due from either party under any indemnity in this agreement is subject to tax (whether by way of direct assessment or withholding at its source), the receiving party shall be entitled to receive from the paying party such amounts as shall ensure that the net receipt, after tax, to the receiving party in respect of the payment is the same as it would have been were the payment not subject to tax but if the receiving party receives a credit from the relevant tax authority on account of such additional sum paid, the receiving party shall pay such credit to the paying party within thirty (30) days of receipt.

25	Parent company guarantee, ip side letter and IP WAIVER LETTER

25.1	On or before the Effective Date KBI shall procure that each Guarantor shall:

(a)	execute and deliver to PMI the Parent Company Guarantee; and

(b)	deliver to PMI a certified copy of the board minutes of each Guarantor approving the execution of such Parent Company Guarantee.

25.2	On or before the Effective Date PMI shall execute and deliver the IP Side Letter to Bidi and Kaival and KBI shall procure that Bidi and Kaival shall execute and deliver to PMI the IP Side Letter.

25.3	On or before the Effective Date PMI shall execute and deliver to KBI the IP Waiver Letter and KBI shall execute and deliver the IP Waiver Letter to PMI.

26	insurance

26.1	During the Term of this agreement and for a period of six (6) years after the expiry or termination of this agreement, KBI shall maintain in force, with a reputable A rated insurance company, such insurance as may be necessary to cover KBI’s liabilities that may arise under or in connection with this agreement including:

(a)	public liability insurance at an amount not less than ten million ($10,000,000) USD per event;

(b)	if KBI employs any person, employer’s liability insurance at an amount not less than ten million ($10,000,000) USD per event; and

(c)	professional indemnity insurance at an amount not less than ten million ($10,000,000) USD per event.

26.2	At the PMI’s request KBI shall promptly provide both the insurance certificate giving details of cover and the receipt for the current year’s premium in respect of each insurance.

26.3	KBI shall ensure that PMI’s interest is noted on each insurance policy, or that a generic interest clause has been included.

26.4	KBI shall notify PMI promptly in writing of:

(a)	any material changes to the level, type or other material provisions of insurance cover from those notified to PMI; and

(b)	any fact, relevant circumstance or matter that it becomes aware of which has caused or is reasonably likely to cause the relevant insurer to give notice to cancel, rescind, suspend or avoid any insurance or any cover or claim under any insurance.

27	corporate REPRESENTATIONS and WARRANTIES

27.1	PMI warrants and represents to KBI that:

(a)	it is a company duly incorporated and validly existing under the laws of Switzerland;

(b)	it has all corporate power, authority and approvals required to enter into, execute, and deliver this agreement and to perform its obligations under this agreement;

(c)	it has obtained and shall maintain throughout the Term of this agreement and the Sell-Out Period all consents, approvals, licenses, permits, authorisations, certifications, and registrations with any Governmental Authority required for the performance of its obligations under this agreement.

27.2	KBI warrants and represents to PMI that:

(a)	it is a company duly incorporated and validly existing under the laws of Delaware, the US;

(b)	it has all corporate power, authority and approvals required to enter into, execute, and deliver this agreement and to perform its obligations under this agreement;

(c)	it has obtained and shall maintain throughout the Term of this agreement and the Sell-Out Period all consents, approvals, licenses, permits, authorisations, certifications, and registrations with any Governmental Authority required for the performance of its obligations under this agreement except for the Regulatory Approvals.

28	KBI REPRESENTATIONS and WARRANTIES

28.1	KBI warrants, represents and undertakes to PMI on an ongoing basis (unless otherwise stated below) that:

(a)	it is the sole legal and beneficial owner of all Licensed IPR or the exclusive licensee in relation to the Markets of all Licensed IPR, with the right to license Licensed IPR to PMI on an exclusive basis and otherwise on the terms of this agreement;

(b)	the Licensed IPR are free from all Encumbrances other than the right for Kaival to distribute products in the KBI Markets under the Distribution Agreement;

(c)	KBI and/or its Affiliates have not as at the Effective Date, and shall not on or after the Effective Date grant any third party any right, licence, waiver, covenant not to assert or sue, option or other beneficial right under or in connection with: (i) any Product in any Market other than New Property in respect of which KBI is unrestricted pursuant to clause 19.7 or (ii) the IPR licensed or to be licensed under this agreement in relation to any Market (including any right to obtain ownership or a licence of such IPR);

(d)	without limiting clauses 28.1(c) and 28.1(k), the Distribution Agreement has been amended before the Effective Date such that, after the Effective Date and for the duration of the Agreement and Sell-Out Period, Kaival has no right to distribute any present or future Product in any Market and, subject to clause 19.7, no right of first refusal or first offer in relation to any New Property (or the IPR therein) in any Markets, and KBI shall promptly provide PMI with written evidence of such amendment upon request;

(e)	save for Regulatory Approvals, and the PMI Branding which PMI shall provide, and subject to clause 23.2 [***], the Licensed Rights are reasonably sufficient for, and comprise all the Materials and IPR reasonably necessary for, the Exploitation of the Products and KBI Packaging as permitted under this agreement;

(f)	subject to clause 23.2 [***], from the date on which PMI begins to Exploit the Products or Licensed Rights in that Market in accordance with clause 3, the Licensed IPR are, or upon issuance will be, valid, subsisting and enforceable against any Third Party;

(g)	as at the Effective Date, [***] nothing has been done or failed to be done by KBI and/or its Affiliates that will or may cause the Licensed IPR with respect to the Markets to be invalid, vulnerable to cancellation or revocation, or unenforceable, or for any application comprised in such Licensed IPR not to proceed to grant;

(h)	all maintenance and renewal fees in relation to the Licensed IPR have been duly paid in full and on time and there are no outstanding or missed official actions or other responses required by any patent or trademark office or registry in respect of the same;

(i)	subject to clause 23.2 [***], save for any PMI Background IP, the Products and KBI Packaging made pursuant to this agreement, their Exploitation, and the exercise of the Licensed Rights in relation to the Markets and other territories as permitted in this agreement, will not infringe, misuse or misappropriate any third party’s IPR;

(j)	as at the Effective Date, so far as KBI is aware, there has been no infringement by any third party of any Licensed IPR, nor any third party breach of confidence, passing off or actionable act of unfair competition in relation to such Licensed IPR and no such infringement, breach of confidence, passing off or actionable act of unfair competition is current or anticipated;

(k)	it has not granted, and will not grant, any rights that conflict with the rights it grants to PMI under this agreement or that would otherwise prevent PMI from exercising its rights or performing its obligations under this agreement;

(l)	it shall perform the Development Services and ensure that its staff provide services and give advice pursuant to clause 5.4 in a professional manner, using reasonable skill and care and personnel who are sufficiently qualified, skilled and experienced, and in compliance with Applicable Law;

(m)	that it does not have, and its Affiliates do not have, any officers, directors or employees who are Government Officials and it shall inform PMI in writing as soon as reasonably practicable if any officers, directors or employees become Government Officials;

(n)	as at the Effective Date, KBI and/or its Affiliates does not sell and has not sold any Product outside of the US, nor has KBI and/or its Affiliates applied for any Regulatory Approval in relation to any Product outside the US; and

(o)	[***], no instances of material property damage, serious or disabling personal injury, or death caused by or associated with any of the Products or KBI Packaging including any (i) adverse event or experience report accompanied by a medical certificate; or (ii) any report of life-threatening event, persistent or significant disability or incapacity, long-term hospitalization, medical treatment or birth defect are known by or have been reported to KBI and/or KBI’s Affiliates, and KBI will promptly notify PMI and provide PMI with all relevant details upon KBI and/or KBI’s Affiliates becoming aware of the occurrence of any of the foregoing events.

29	termination

29.1	Without affecting any other right or remedy available to it, PMI may terminate this agreement (in whole or in part):

(a)	at any time by giving not less than [***] written notice to KBI;

(b)	[***] upon written notice or [***] as specified by PMI in such notice if:

(i)	KBI commits a material breach of any term of this agreement and (if such breach is remediable) fails to remedy that breach within a period of [***] after being notified in writing to do so;

(ii)	if there is a Change of Control; or

(iii)	if an Insolvency Event occurs in relation to KBI.

29.2	Without affecting any other right or remedy available to it, KBI may terminate this agreement (in its entirety):

(a)	at any time by giving not less than [***] written notice to PMI;

(b)	by giving not less than [***];

(c)	[***];

(d)	[***] upon written notice or [***] as specified by KBI in such notice if PMI commits a material breach of any term of this agreement (excluding failure to meet the KPIs which is governed by clause 14.2) and (if such breach is remediable) fails to remedy that breach within a period of [***] after being notified in writing to do so;

(e)	[***] upon written notice or upon such date as specified by KBI in such notice if PMI fails to [***] payments due under this agreement before, on or within [***] of the applicable due date for payment provided that KBI has notified PMI in writing that [***] is overdue at least [***] before serving its notice to terminate; or

(f)	at the end of the Initial Period by giving PMI at least [***] written notice if the Products [***]provided that such failure is due to PMI’s deliberate acts or omissions.

30	consequences of termination

30.1	Upon expiry or termination of this agreement (in whole or in part) for any reason, a six (6) month period (“Sell-Out Period”) shall commence to allow for the sell-off of Products made or ordered and scale down the business. Without prejudice to clause 30.6, during the Sell-Out Period:

(a)	KBI shall collaborate with PMI to enable PMI to continue to sell Products and KBI Packaging whilst scaling down the business in a smooth and orderly fashion;

(b)	notwithstanding the termination or expiry of this agreement, PMI’s exclusive licence pursuant to clause 3.1 and KBI’s obligations under clauses 4 and 5, together all provisions in clauses 20, 22 and 28, shall continue during the Sell-Out Period; and

(c)	PMI shall continue to pay to KBI the Royalties for sales of Products it makes and sells in accordance with clause 16, after the application of applicable credits thereunder.

30.2	On expiry or termination of this agreement for any reason and subject to any express provisions set out elsewhere in this agreement:

(a)	all rights, licences and sub-licences granted pursuant to this agreement shall cease; and

(b)	each party shall cease to use, and (at the other party’s election) return or destroy, the other party’s Confidential Information save to the extent such party requires that Confidential Information to continue to perform its obligations and exercise its rights under this agreement and except for one copy of such Confidential Information which may be kept solely for archival purposes and/or for legal and/or regulatory purposes for no longer than permitted by Applicable Law.

30.3	In the event of termination of this agreement by PMI for breach by KBI, without limiting PMI’s other rights and remedies, KBI shall promptly and not later than [***] from the date of a notice by PMI to KBI, repay any [***] to PMI.

30.4	In the event of termination or expiry of this agreement (other than termination by KBI due to a breach by PMI), KBI shall promptly and within ninety (90) days from the date of a notice by PMI repay to PMI any portion of the Guaranteed Royalty paid by PMI that has not been utilised as payment for Royalties due under this agreement.

30.5	Termination or expiry of this agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination or expiry.

30.6	Any provision of this agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this agreement, including clauses 15, 17, 18, 21.1(b)(ii), 21.3(c), 23, 25, 26 and 30 to 48, shall remain in full force and effect.

31	CONFIDENTIALITY

31.1	Subject to clauses 31.2 and 31.3, each party undertakes to the other:

(a)	to keep all Confidential Information strictly confidential;

(b)	not to disclose the Confidential Information in whole or in part to any third party; and

(c)	to use the Confidential Information solely in order to comply with its obligations under this agreement or to receive the benefit of this agreement (the “Purpose”) and not otherwise for its own benefit or the benefit of any third party.

31.2	Each party may disclose the other party’s Confidential Information:

(a)	to its Affiliates and its and their respective its employees, officers, contractors, subcontractors, representatives and advisers (“Representatives”) who need to know such information for the Purpose. Each party shall ensure that Representative to whom a disclosure is made is subject to equivalent obligations of confidentiality as those that bind the party under this clause 31.2 and each party shall be liable for the acts and omissions of each such Representative that lead to a breach of that party’s obligations under this clause 31.2; and

(b)	as may be required by law, a court of competent jurisdiction, a Governmental Authority or a recognised securities exchange provided that: (i) the party to which the Confidential Information relates has been notified by the party intending to disclose it of the intended disclosure prior to the disclosure taking place (where permitted); and (ii) the party intending to disclose the Confidential Information has provided (where permitted) such assistance as has been reasonably requested by the party to which the Confidential Information relates in order to restrict the scope of the intended disclosure to the maximum effect;

(c)	as is reasonably necessary: (i) in order to comply with, or take the benefit of, clause 3; (ii) to apply for, obtain and maintain Regulatory Approvals and make related filings in relation to the Products in any Markets and to respond to Regulatory Authorities; and (iii) to apply for, prosecute, enforce, defend and maintain any IPR where permitted under this agreement;

(d)	in the case of the PMI only, to PMI’s actual or potential sub-licensees and/or other third parties permitted to Exploit the Licensed Rights in accordance with this agreement and Sub Licences, provided that PMI shall be liable for the compliance of such third parties and sub-licensees with the obligations in this clause 31 and shall ensure that any such third party and sub-licensees to whom a disclosure is made is subject to equivalent obligations of confidentiality as those that bind PMI under this clause 31.2.

31.3	The obligations of confidentiality under this agreement shall not apply (or shall cease to apply as the case may be) to any Confidential Information which:

(a)	becomes public knowledge other than as a result of a breach of this clause 31;

(b)	was or is lawfully obtained by the receiving party without any obligation of confidentiality from a third party who was or is entitled to disclose it; or

(c)	was independently created by the receiving party without the use of, or reference to, any of the disclosing party’s Confidential Information.

31.4	Save as permitted under clause 31.2(b), neither party shall otherwise make, or permit any person to make, any public announcement concerning the subject matter or terms of this agreement, the transactions contemplated by it, or the relationship between the parties, without the prior written consent of the other party.

31.5	Each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of this clause 31.

32	Child/Forced labour

32.1	Neither party shall employ any person who is younger than the age of fifteen (15) or the applicable minimum employment age, whichever is higher.

32.2	Each party shall procure that its permitted employees under the age of eighteen (18) shall not be engaged by it or its Affiliates in work that by its nature or the circumstances in which it is carried out, is likely to harm the health or safety of that employee and that the weekly and daily working schedules of such permitted employees under the age of eighteen (18) comply with all Applicable Laws.

32.3	Neither party shall employ persons under conditions where work or service is exacted from them under the menace of any penalty or for which such person has not offered himself or herself voluntarily.

33	Anti-Bribery and Corruption and Anti-Money Laundering

33.1	Each party represents and warrants that:

(a)	it and its Relevant Affiliates have complied, and throughout the Term and Sell-Out Period, it and its Relevant Affiliates will comply with all Anti-Bribery and Corruption Laws, all Applicable Laws relating to anti-money laundering and any implementing regulations and/or amendments thereto (the “Anti-Money Laundering Laws”), and all Applicable Laws relating to sanctions and any implementing regulations and/or amendments thereto (the “Sanctions Laws”);

(b)	it and its Relevant Affiliates have not engaged, and throughout the Term and Sell-Out Period, it and its Relevant Affiliates will not engage in any activity, practice, or conduct which would constitute an offence under any Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws, or Sanctions Laws;

(c)	it and its Relevant Affiliates have not created, and throughout the Term and Sell-Out Period shall not create, any arrangement with a Government Official that would compromise its ability to perform its obligations under this agreement;

(d)	throughout the Term and Sell-Out Period, it and its Relevant Affiliates shall not take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Government Official or to any other person while knowing that all or some portion of the money or value shall be offered, given, or promised to a Government Official for the purposes of:

(i)	influencing a Government Official in his official capacity in order to assist any party, its Relevant Affiliates, or any other person in obtaining or retaining business or a business advantage, or in directing business to any Third Party;

(ii)	securing an improper advantage;

(iii)	being a facilitating payment (as defined in the FCPA);

(iv)	inducing any such Government Official to use his influence to affect or influence any act, omission, or decision of a Governmental Authority in order to assist any party, its Relevant Affiliates, or any other person in obtaining or retaining business, or in directing business to any Third Party; or

(v)	providing an unlawful personal gain or benefit, of financial or other value, to any such Government Official;

throughout the Term and Sell-Out Period, no part of any revenue or income accruing, directly or indirectly, to it or its Relevant Affiliates in connection with this agreement or any remuneration it receives from the other party under this agreement shall be used for any purpose which would cause a violation of Anti-Bribery and Corruption Laws;

(e)	it and its Relevant Affiliates do not have and shall not create or maintain any secret or unrecorded fund or asset for the purpose of facilitating any prohibited payment according to Anti-Bribery and Corruption Laws throughout the Term and Sell-Out Period;

(f)	it and its Relevant Affiliates have not, unless permitted (or not restricted) by the relevant Governmental Authority responsible for the imposition of Sanctions (if any) or its rules or regulations, conducted any direct or indirect business dealings of any nature whatsoever with an individual or entity (i) that is a Sanctioned Party or (ii) is located or organized within, or doing business or operating from a country or territory that is, or whose government is, the subject of Sanctions at the relevant time as long as such dealings have a material adverse impact on the operation of this agreement or any aspect of its operation;

(g)	neither it nor any of its Relevant Affiliates is a Sanctioned Party; and

(h)	there is no pending investigation by a Governmental Authority, enquiry, or proceeding concerning it or any Person or entity acting on its behalf in relation to non-compliance with any Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws.

33.2	Each party shall promptly notify the other party in writing providing full details if at any time:

(a)	it, or any of its Relevant Affiliates, is or becomes a Sanctioned Party;

(b)	it becomes aware of any breach of any of the representations, warranties, undertakings, or obligations contained in or referred to in this clause 33; or

(c)	it becomes aware of any fact, matter, or circumstance that has or will or might reasonably be expected to put the other party in breach of Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws, or Sanctions Laws.

33.3	Each party (the “Breaching Party”) shall indemnify and keep indemnified the other party (the “Non-Breaching Party”), its Affiliates, and its and their respective officers, directors, employees and agents (together, “Non-Breaching Indemnitees”) from and against any and all Claims, demands, actions or proceedings, costs, damages, losses, liabilities and expenses (including legal and professional fees and costs) suffered or incurred by such Non-Breaching Indemnitees as a result of any breach by the Breaching Party of its obligations under clauses 28, 32 and 33. Notwithstanding the foregoing, each party acknowledges and agrees that damages alone may not be an adequate remedy for a breach of the obligations under clauses 28, 32 and 33 and, as an arbitral remedy, the Non-Breaching Party shall be entitled in its sole discretion to seek the remedies of injunction, specific performance, and other equitable relief for any threatened or actual breach of obligations under clauses 28, 32 and 33.

34	FORCE MAJEURE EVENT

34.1	If either party is affected by Force Majeure Event which prevents that party from performing its obligations under this agreement, the affected party shall:

(a)	promptly notify the other of the nature and extent of the circumstances in question;

(b)	use all reasonable endeavours to mitigate and/or eliminate the consequences of such Force Majeure Event and inform the other party of the steps which it is taking and proposes to take to do so; and

(c)	give written notice to the other party as soon as reasonably possible after the Force Majeure Event has ended, that it has ended and resume performance of its obligations under this agreement.

34.2	Provided it complies with clause 34.1, neither party will be liable to the other party for any delay or failure in performing its obligations under this agreement. In such circumstances the time for performance shall be extended by a period equivalent to the period during which performance of the obligation has been delayed or failed to be performed.

35	Notices

35.1	A notice or other communication under or in connection with this agreement shall be in writing and shall be delivered personally, by courier or sent by email to the party due to receive the notice or communication, to the person and at its address or email address set out in clause 35.3 or another person, address or email address specified by that party by written notice to the other party.

35.2	Unless there is evidence that it was received earlier, a notice or other communication is deemed given:

(a)	if delivered personally or by courier, when left at the address set out in clause 35.3;

(b)	if sent by email, when the email is sent, or, if this time falls outside business hours in the place of receipt, when business hours resume, provided that a copy of the notice is sent by another method referred to in this clause 35.2 within one (1) Business Day of sending the email unless an email acknowledgement (other than an automated response or “read receipt”) of the notice is received by the other party.

35.3	The address referred to in clause 35.1 is:

If to PMI:

Addressee:	[***]

Address:	[***]

Email address: [***]

If to KBI:

35.4	Addressee: [***]

Address:	4460 Old Dixie Highway, Grant, Florida 32949, United States of America

Email address: [***]

35.5	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

36	Further assurance

Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as may reasonably be required for the purpose of giving full effect to this agreement.

37	Assignment and other dealings

37.1	Save as expressly set out in this agreement, neither party shall assign, transfer, mortgage, charge, sub-license, subcontract, delegate, declare a trust over or deal in any other manner with any of its rights or obligations under this agreement without the prior written consent of the other party.

37.2	KBI may subcontract any of its obligations under this agreement to any Affiliate of KBI upon prior written notice to an Affiliate of KBI.

37.3	Without limiting clause 3, PMI may assign, novate, transfer, subcontract and/or delegate this agreement or any or all of its rights and/or obligations under this agreement to any Affiliate of PMI upon written notice to KBI or to any Third Party that is not an Affiliate of PMI with KBI’s written consent (not to be unreasonably withheld or delayed).

38	Waiver

No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

39	Entire agreement

39.1	This agreement and [***] constitute the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

39.2	Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation based on any statement in this agreement.

40	Variation

No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

41	Severance

41.1	If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, or if either party receives written legal advice from a reputable and independent professional legal advisor that, or any Governmental Authority finds that, any provision or part-provision of this agreement is or will be in breach of or prohibited or unenforceable under Applicable Law, it shall be deemed deleted in relation only to the Markets affected by the relevant invalidity, unenforceability, Applicable Law or finding, but that shall not affect the validity and enforceability of:

(a)	the rest of this agreement in relation to those Markets; or

(b)	that provision or part-provision and the rest of this agreement in relation to any other Markets.

41.2	If any provision or part-provision of this agreement is deemed deleted under clause 41.1 the parties shall use their best endeavours, acting in good faith, to find a legal and commercially viable alternative to the relevant provision or part thereof that, to the greatest extent possible, achieves the intended commercial result of the original provision.

42	Third party rights

42.1	No one other than a party to this agreement shall have any right to enforce any of its terms. The parties agree that any damages, losses and liabilities suffered, and costs and expenses incurred, by:

(a)	KBI Indemnitees or PMI Indemnitees which are recoverable under the indemnities in this agreement shall be deemed to have been suffered or incurred by, and shall be recoverable by, KBI and PMI (respectively) on their behalf; and

(b)	an Affiliate of a party under or in connection with this agreement which would have been recoverable by that party had such party suffered or incurred them directly, shall be deemed to have been suffered or incurred by, and shall be recoverable by, such party on behalf of its Affiliate.

43	No partnership or agency

43.1	Nothing in this agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute either party the agent of the other party, or authorise either party to make or enter into any commitments for or on behalf of the other party.

43.2	Each party confirms it is acting on its own behalf and not for the benefit of any other person.

44	COSTS

Except as otherwise expressly provided in this agreement, each party shall pay its own costs and expenses of and incidental to the negotiation, preparation, and execution by it of this agreement and of all other documents referred to in it.

45	Counterparts

This agreement may be executed in any number of counterparts, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

46	Language

This agreement is drawn up in the English language. If this agreement is translated into another language, the English language version shall prevail.

47	Governing law

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation (a “Dispute”) shall be governed by and construed in accordance with the law of England and Wales.

48	dispute resolution

48.1	Subject to clause 50, the parties shall attempt to settle any Dispute by negotiation in accordance with this clause 48.1. Either party shall give to the other written notice of a Dispute, setting out its nature and full particulars (“Dispute Notice”), together with relevant supporting documents. On service of the Dispute Notice, [***] of PMI and [***] of KBI shall attempt in good faith to resolve the Dispute.

48.2	If the [***] of PMI and [***] of KBI are for any reason unable to resolve the Dispute within thirty (30) Business Days of service of the Dispute Notice, the Dispute may be referred to mediation in accordance with clause 48.3 and/or arbitration in accordance with clause 49 and no party may commence any arbitral proceedings or mediation before the end of such period without the prior written agreement of the other party.

48.3	If both parties consent, the parties may, without prejudice to any other proceedings, seek to settle any Dispute by mediation in accordance with the International Chamber of Commerce (the “ICC”) Mediation Rules. Unless otherwise agreed by the parties, the place of mediation shall be nominated by the mediator and the cost of the mediator shall be split equally between the parties.

49	arbitration

49.1	Subject to clauses 48 and 50, any Dispute shall be exclusively, definitely, and finally settled by arbitration under the Rules of Arbitration (the “Rules”) of the ICC in effect at the time of the submission of the request for arbitration, which Rules are deemed to be incorporated by reference into this clause and:

(a)	the seat of arbitration shall be London, and hearings relating to the arbitration, unless the parties agree otherwise, shall be heard in London;

(b)	the language of the arbitration proceedings shall be English;

(c)	the arbitration tribunal shall consist of three arbitrators. PMI shall nominate one arbitrator (the “first arbitrator”) and KBI shall nominate one arbitrator (the “second arbitrator”). The two arbitrators thus appointed shall nominate the third arbitrator, who shall act as chairman. If (i) within thirty (30) days of a request from KBI, PMI fails to nominate the first arbitrator, (ii) within thirty (30) days of a request from PMI, KBI fails to nominate the second arbitrator, or (iii) if the first and second arbitrators fail to nominate the third arbitrator within thirty (30) days after the appointment of the first arbitrator or the second arbitrator (whichever is later), the appointment shall be made by the International Court of Arbitration of the ICC in accordance with the Rules;

(d)	if any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an “Existing Dispute”) or arises out of substantially the same facts as are the subject of an Existing Dispute (a “Related Dispute”), then the arbitral tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitral tribunal in respect of any Related Dispute, save where that arbitral tribunal considers such appointment would be inappropriate;

(e)	where the same arbitral tribunal has been appointed in relation to two or more Disputes under clause 49.1(d), the arbitral tribunal may order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitral tribunal thinks fit;

(f)	any arbitral award rendered shall be in writing and shall set forth in reasonable detail the facts of the dispute and the reasons for the arbitrators’ decision, and each party shall bear its own costs save as otherwise determined in the arbitration award; and

(g)	any award or other outcome of such arbitration shall be final and binding upon the parties from the day it is made.

49.2	This arbitration agreement is subject to English law.

50	Interim relief

50.1	At any time during a Dispute between the parties, either party shall have a right to apply for interim relief, including pre-arbitration attachments and injunctions, necessary to preserve the parties’ rights under this agreement or to maintain the parties’ relative positions with respect thereto until such time as the arbitration award is rendered or the Dispute is otherwise resolved. Solely for the purposes of interim relief, each party:

(a)	irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware;

(b)	agrees that it will not attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from any such court;

(c)	agrees that any actions or proceedings arising in connection with this agreement or the transactions contemplated by this agreements shall be brought and determined in the courts of the State of Delaware;

(d)	waives any claim of improper venue or any claim that those courts are an inconvenient forum; and

(e)	agrees that it will not bring any action for interim relief relating to this agreement or the transactions contemplated by this agreement in any court other than the aforesaid courts.

IN WITNESS of which this agreement has been executed and, on the date set out above, delivered as a deed.

Executed and delivered as a deed by PHILIP MORRIS PRODUCTS S.A. acting by [***], who, in accordance with the laws of the Switzerland, are acting under the authority of the company	.............................. Authorised Signatory .............................. Authorised Signatory

Executed and delivered as a deed by KAIVAL BRANDS INTERNATIONAL, LLC acting by NIRAJKUMAR PATEL and ERIC MOSSER, who, in accordance with the laws of the United States of America, are acting under the authority of the company	.............................. Authorised Signatory .............................. Authorised Signatory

Schedule 1
The Markets

Market Countries
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
OTHER MarketS
[***]

Schedule 2
KBI Intellectual Property Rights

1	Patents

[***]

2	registered designs

[***]

3	Unregistered rights

[***]

4	documentation

[***]

Schedule 3
KBI Branding

[***]

Schedule 4
PMI Product Standards

[***]

Schedule 5
Key   Performance Indicators

1	non-binding expansion criteria and key performance indicators

1.1	For each Market:

[***]

2	MINIMUM key performance indicators:

[***]

Schedule 6
Market Specific Terms

Intentionally left blank

Schedule 7
Root Cause Analysis and Attributable Replacement Cost

1	definitions

For the purposes of this Schedule, the following definitions shall apply:

2	[***]

Schedule 8
Parent Company Guarantee

THIS DEED is dated [DATE]

Parties

(1)	Philip Morris Products S.A. incorporated and registered in Switzerland with company number (registered no. CH-105-950.151) whose registered office is at Quai Jeanrenaud 3, 2000 Neuchatel, Switzerland (“PMI”).

(2)	Bidi Vapor, LLC, a Florida limited liability company organized and registered in the United States of America as a- Florida limited liability company whose registered office is at 200 S. Orange Ave. Suite 2300, Orlando FL 32801 United States of America (“Bidi”).

(3)	Kaival Brands Innovations Group, Inc., a Delaware corporation incorporated and registered in the United States of America as a Delaware limited liability company whose registered office is at 4460 Old Dixie Hwy, Grant, FL 32949 United States of America (“Kaival”).

(Bidi and Kaival each being a “Guarantor” and together the “Guarantors”)

Background

(A)	By an agreement dated on or about the date of this guarantee PMI and Kaival Brands International, LLC of 4460 Old Dixie Hwy Grant, FL 32949, United States of America (“KBI”) entered into a deed of licensing agreement dated on or around the date of this guarantee under which KBI licenses various intellectual property rights to PMI on an exclusive basis to enable PMI to, inter alia, make and sell ‘e-cigarettes’ (“Agreement”).

(B)	The Guarantors would derive substantial direct and indirect benefits from the transactions contemplated by the Agreement.

(C)	The Guarantors have agreed to guarantee the financial obligations and liabilities of KBI under and in connection with the Agreement on the terms set out below.

Agreed Terms

1	Interpretation

1.1	Any capitalised terms used herein will have the meanings set forth in the Agreement unless defined otherwise in this guarantee.

1.2	In this guarantee, save where the context requires otherwise:

(a)	a reference to a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

(b)	a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

(c)	words in the singular shall include the plural and in the plural include the singular.

(d)	a reference to writing or written includes email but not fax.

(e)	a reference to this guarantee or to any other agreement or document is a reference to this guarantee or such other guarantee or document, in each case as varied from time to time.

(f)	references to clauses are to the clauses of this guarantee.

(g)	any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2	financial Guarantee and indemnity

2.1	Each Guarantor, severally and not jointly:

(a)	guarantee to PMI and its successors, transferees and assignees the due and punctual performance of fifty percent (50.0%) of all of KBI’s present and future obligations under and in connection with the Agreement if and when they become due and performable in accordance with the terms of the Agreement (“Guaranteed Obligations”);

(b)	shall pay to PMI from time to time within ten (10) business days after written demand fifty percent (50.0%) of all monies (together with interest on such sum accrued before and after the date of demand until the date of payment) which have become payable by KBI to PMI under the Agreement but which has not been paid at the time the demand is made.

2.2	Each Guarantor, as a principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 2.1(a) agrees severally (and not jointly) to indemnify and keep indemnified PMI in full and on demand from and against fifty percent (50.0%) of all and any losses, costs and expenses suffered or incurred by PMI arising out of, or in connection with:

(a)	any failure by KBI to perform or discharge the Guaranteed Obligations; or

(b)	any of the Guaranteed Obligations being or becoming totally or partially unenforceable by reason of illegality, capacity, lack or exceeding of powers, ineffectiveness of execution or any other matter, but the total liability of each Guarantor under this clause 2.2 shall be no greater than fifty percent (50.0%) of KBI’s liability under the Agreement was (or would have been, had the relevant obligation been fully enforceable).

3	PMI protections

3.1	This guarantee is and shall, at all times, be a continuing security until the Guaranteed Obligations have been satisfied or performed in full, and is not revocable and is in addition to and not in substitution for and shall not merge with any other right, remedy, guarantee or security which PMI may at any time hold for the performance of such obligations and may be enforced without first having recourse to any such security.

3.2	The Guarantors’ liability under this guarantee shall not be reduced, discharged or otherwise adversely affected by:

(a)	any arrangement made between KBI and PMI;

(b)	any alteration in the obligations undertaken by KBI whether by way of any addendum or variation or otherwise;

(c)	any waiver or forbearance by PMI whether as to payment, time, performance or otherwise;

(d)	the taking, variation, renewal or release of, the enforcement or neglect to perfect or enforce any right, guarantee, remedy or security from or against KBI or any other person;

(e)	any unenforceability, illegality or invalidity of any of the provisions of the Agreement or any of KBI’s obligations under the Agreement, so that this guarantee shall be construed as if there were no such unenforceability, illegality or invalidity;

(f)	any legal limitation, disability, incapacity or other circumstances relating to KBI, or any other person;

(g)	the dissolution, amalgamation, reconstruction, reorganisation, change in status, function, control or ownership, insolvency, liquidation or the appointment of an administrator or receiver of KBI or any other person; or

(h)	any act, omission, matter or thing which would not have discharged or affected the liability of the Guarantors had it been a principal obligor instead of a guarantor; or

(i)	any other act or omission except an express written release of the Guarantors by PMI.

3.3	The Guarantors waive any right they may have to require PMI (or any trustee or agent on its behalf) to proceed against or enforce any other right or claim for payment against any person before claiming from either Guarantor under this guarantee.

3.4	Until all amounts which may be or become payable under the Agreement or this guarantee have been irrevocably paid in full, each Guarantor agrees it shall not, as a result of this guarantee or any payment performance under this guarantee:

(a)	be subrogated to any right or security of PMI;

(b)	claim or prove in competition with PMI against KBI or any other person with respect to amounts owed by KBI to such Guarantor;

(c)	demand or accept repayment of any monies or claim any right of contribution, set-off or indemnity (except during times when no amounts are payable and delinquent under the Agreement or this guarantee), and any sums received by a Guarantor in breach of this clause 3.4 shall be held by such Guarantor in trust for and shall be promptly paid to PMI.

3.5	This guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, security, right or remedy obtained or held by PMI from time to time in respect of the discharge and performance of the Guaranteed Obligations by KBI.

3.6	No Guarantor may assign or novate this guarantee, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the prior, express written consent of PMI, and any attempted assignment or novation by either Guarantor in violation of this clause 3.6 shall be void.

4	Addendum or variation to the Agreement

The Guarantors authorise KBI and PMI to make any addendum or variation to the Agreement, the due and punctual performance of which addendum and variation shall, subject to the terms of this guarantee and, amongst other things, be guaranteed by the Guarantors in accordance with the terms of this guarantee.

5	Payment

5.1	All sums payable by a Guarantor under this guarantee shall be paid in full to PMI by that Guarantor in the currency in which the Guaranteed Obligations are payable:

(a)	without any set-off, condition or counterclaim whatsoever; and

(b)	free and clear of any deductions or withholdings whatsoever except as may be required by law or regulation which is binding on the Guarantor.

5.2	If any deductions or withholding is required by any law or regulation to be made by a Guarantor, the amount of the payment due from such Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

5.3	Each Guarantor shall promptly deliver or procure delivery to PMI of all receipts issued to it evidencing each deduction or withholding which it has made.

5.4	Neither Guarantor shall, and neither Guarantor may, direct the application by PMI of any sums received by PMI from a Guarantor under any of the terms in this guarantee.

5.5	Each Guarantor shall pay interest on any sum due by that Guarantor under this guarantee, calculated as 2% a year above the Bank of England’s base rate from time to time from when the overdue sum became due, until it is repaid, whether before or after judgment.

5.6	PMI shall not be entitled to recover any amount in respect of interest under both this guarantee and any arrangements entered into between KBI and PMI in respect of any failure by KBI to make any payment in respect of the Guaranteed Obligations.

6	Costs

6.1	Each Guarantor shall severally (and not jointly) on a full indemnity basis pay to PMI on demand fifty percent (50.0%) of the amount of all costs and expenses (including legal and out-of-pocket expenses and any VAT on those costs and expenses) which PMI incurs in connection with:

(a)	the preservation, or exercise and enforcement, of any rights under or in connection with this guarantee or any attempt to do so; and

(b)	any discharge or release of this guarantee.

6.2	Each party shall pay its own costs in connection with the negotiation, preparation, and execution of this guarantee, and all documents ancillary to it.

7	guarantor Representations and warranties

7.1	Each Guarantor represents and warrants to PMI, severally and not jointly:

(a)	that it is a duly incorporated limited liability company and/or corporation, as applicable, validly existing under the law of its jurisdiction of incorporation or organization and it has the power to own its assets and carry on its business as it is being conducted;

(b)	that it has full power under its constitution or equivalent governing documents in the jurisdiction in which it is established to enter into this guarantee and to perform the obligations expressed to be assumed by it or contemplated by this guarantee;

(c)	that it has been duly authorised to enter into this guarantee and that it has taken all necessary corporate action to authorise the execution, delivery and performance of this guarantee;

(d)	that this guarantee when executed and delivered will constitute a legally binding obligation on it enforceable in accordance with its terms;

(e)	that all necessary consents and authorisations for the giving and implementation of this guarantee have been obtained;

(f)	that its entry into and performance of its obligations under this guarantee will not constitute any breach of or default under any contractual, government or public obligation binding on it; and

(g)	that it is not engaged in any litigation or arbitration proceedings that might affect its capacity or ability to perform its obligations under this guarantee and to the best of its knowledge no such legal or arbitration proceedings have been threatened or are pending against it.

8	Confidentiality

8.1	Each party undertakes that it shall not at any time during this guarantee or after its termination or expiry, disclose to any person any confidential information concerning the business, affairs, customer, clients or suppliers or another party or any of its Affiliates, except as permitted by clause 8.2.

8.2	Each party may disclose another party’s confidential information:

(a)	to its employees, officers, representatives, contractors, subcontractors or advisers who need to know such information for the purposes of exercising the party’s rights of carrying out its obligations under or in connection with this guarantee. Each party shall ensure that its employees, officers, representatives, contractors, subcontractors or advisers to whom it discloses another party’s confidential information comply with this clause 8; and

(b)	as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

8.3	No party shall use any other party’s confidential information for any purpose other than to exercise its rights and perform its obligations under or in connection with this guarantee.

8.4	Each party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other party’s confidential information comply with this clause 8.

8.5	Notwithstanding the provisions of clause 10.4 to the contrary, this clause 8 is in addition to, and not in lieu of, all other agreements of one or more of the parties containing confidentiality, non-disclosure, and similar provisions.

9	Notices

9.1	A notice or other communication under or in connection with this guarantee shall be in writing and shall be delivered personally, by courier or sent by email, to the party due to receive the notice or communication, to the person and at its address or email address set out in clause 9.3 or another person, address or email address specified by that party by written notice to the other parties.

9.2	Unless there is evidence that it was received earlier, a notice or other communication is deemed given:

(a)	if delivered personally or by courier, when left at the address set out in clause 9.3;

(b)	if sent by email, when the email is sent, or, if this time falls outside business hours in the place of receipt, when business hours resume, provided that a copy of the notice is sent by another method referred to in this clause 9.2 within one (1) Business Day of sending the email unless an email acknowledgement (other than an automated response or “read receipt”) of the notice is received by the sending party.

9.3	The address referred to in clause 9.1 is:

If to PMI:

Addressee:	[***]

Address:	[***]

Email address: [***]

If to Bidi:

Addressee:	[***]

Address:	[***]

Email address: [***]

With a copy to (which shall not constitute notice)

Addressee:	[***]

Address:	[***]

Email address: [***]

If to Kaival:

Addressee:	Eric Mosser, COO Kaival Brands Innovations Group, Inc.

Address:	4460 Old Dixie Highway, Grant, Florida 32949

Email address: [***]

With a copy to (which shall not constitute notice)

Addressee:	[***]

Address:	[***]

Email address: [***]

10	general

10.1	PMI shall be entitled by notice in writing to the Guarantors to assign the benefit of this guarantee at any time to any person without the consent of either Guarantor being required and any such assignment shall not release either Guarantor from liability under this guarantee.

10.2	Each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as may be required for the purpose of giving full effect to this guarantee.

10.3	No variation of this guarantee shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

10.4	Except as otherwise set forth in clause 8.5, this guarantee constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

10.5	Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this guarantee. Each party agrees that it shall have no claim for innocent or negligent misrepresentation based on any statement in this guarantee.

10.6	No failure or delay by a party to exercise any right or remedy provided under this guarantee or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

10.7	If any provision or part-provision of this guarantee is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this guarantee.

10.8	If any provision or part-provision of this guarantee is deemed deleted under clause 10.7 the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

10.9	No one other than a party to this guarantee shall have any right to enforce any of its terms. The parties agree that any damages, losses and liabilities suffered, and costs and expenses incurred, by:

(a)	PMI Indemnitees which are recoverable under the indemnities in the Agreement shall be deemed to have been suffered or incurred by, and shall be recoverable by, PMI on their behalf; and

(b)	an Affiliate of a PMI under or in connection with the Agreement which would have been recoverable by PMI had such party suffered or incurred them directly, shall be deemed to have been suffered or incurred by, and shall be recoverable by, PMI on behalf of its Affiliate.

10.10	This guarantee may be executed in any number of counterparts, including electronically by DocuSign or AdobeSign, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

11	law and Jurisdiction

11.1	This guarantee and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

11.2	Each party irrevocably agrees that the courts of England and Wales shall have non-exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this guarantee or its subject matter or formation.

IN WITNESS of which this agreement has been executed and, on the date set out above, delivered as a deed.

Executed and delivered as a deed by PHILIP MORRIS PRODUCTS S.A. acting by [***], who, in accordance with the laws of the Switzerland, are acting under the authority of the company	.............................. Authorised Signatory .............................. Authorised Signatory

GUARANTORS:

Executed and delivered as a deed by KAIVAL BRANDS INNOVATIONS GROUP, INC. acting by NIRAJKUMAR PATEL and ERIC MOSSER, who, in accordance with the laws of the United States of America, are acting under the authority of the company	.............................. Authorised Signatory .............................. Authorised Signatory

Executed and delivered as a deed by BIDI VAPOR, LLC acting by NIRAJKUMAR PATEL, who, in accordance with the laws of the United States of America, is acting under the authority of the company	.............................. Authorised Signatory

Schedule 9
IP Side Letter

Deed of Letter

1.                Bidi Vapor, LLC

   [***]

    United States of America

   (“Bidi”)

2.                 Kaival Brands Innovations Group, Inc.

    4460 Old Dixie Hwy

   Grant, FL 32949

   United States of America

   (“Kaival”)

10 June, 2022

Dear Sir/Madam,

Re.: Philip Morris Products S.A. – Rights with respect to certain intellectual property and distribution rights under the Licensing Agreement

As you, Bidi and Kaival, are aware, we, Philip Morris Products S.A., [***] (“we”, “us”, “our” and “PMI”) have entered into a deed of licensing agreement (the “Licensing Agreement”) with Kaival Brands International, LLC of 4460 Old Dixie Hwy Grant, FL 32949, United States of America (“KBI”) dated on or around the date of this deed of letter, under which KBI sublicenses various intellectual property rights to PMI on an exclusive basis in the Markets to enable PMI to, inter alia, make and sell the Products, including, without limitation, disposable Nicotine E-Cigarettes as more fully set forth in the Licensing Agreement. A copy of the Licensing Agreement is attached in the Schedule to this letter and is incorporated herein by this reference in its entirety as if originally set forth herein.

We are writing to:

●	Bidi as you are the owner of the various intellectual property rights sub-licensed to PMI by KBI under the Licensing Agreement, which rights you have licensed to KBI to enable the grant of the sub-licence to PMI under the Licensing Agreement;

●	Kaival as you are Bidi’s exclusive worldwide distributor of various ‘e-cigarette’ products and the owner of all the outstanding and issued membership interests in KBI.

Capitalised terms used in this deed of letter that are not defined herein shall have the meanings given to them in the Licensing Agreement.

In consideration of the payment of £1 by PMI to each of you, Bidi and Kaival (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed that:

1.	Bidi, as the owner of the Licensed IPR, agrees that if a KBI Failure occurs (as such term is defined in clause 2(a) of this Deed of Letter), then Bidi hereby: (a) grants PMI a direct license of the Licensed IPR (in the case of a License Failure); and/or (b) shall perform KBI’s obligations, and/or hereby grants the same rights directly as contemplated, under the Relevant Clauses to which that KBI Failure relates, in each case as to the foregoing (a) and (b), under the same terms and conditions as set forth in the Licensing Agreement for the duration of that KBI Failure and to the extent (but only to the extent) of that KBI Failure, but except as follows in each instance: (y) Bidi is not responsible for causing KBI, Kaival, or any of their Affiliates (other than Bidi and entities controlled by Bidi, where applicable) to grant any rights or perform any obligation set out in (a) or (b); and (z) Bidi is entitled to the same rights, accommodations, and protections as KBI that relate to the Relevant Clauses of the Licensing Agreement, mutatis mutandis (the “Direct Agreement”). Notwithstanding the foregoing or any other provision in this Deed of Letter to the contrary: (a) to the extent that any KBI Failure or Bidi’s performance of its obligations under this Deed of Letter leads to any monetary damages, losses or liabilities, all claims, actions, and proceedings pertaining thereto (collectively, the “Monetary Losses”) shall, for all purposes, be treated exclusively as Monetary Losses of KBI under the Licensing Agreement but subject always to the terms and provisions thereto and any ancillary document arising out of or relating to the Licensing Agreement, including, but not limited to the Deed of Guarantee dated of even date herewith between Bidi, Kaival, and PMI (the “Guarantee”) and in the event of any conflict between the provisions of the Guarantee and this Deed of Letter, the provisions of the Guarantee shall prevail; (b) at no time shall KBI’s Failure excuse or discharge PMI’s performance of any of its duties, obligations, or conditions set forth in the Licensing Agreement or any ancillary documents arising out of or relating to the Licensing Agreement as long as PMI benefits from the Direct Agreement as set out above; and (c) nothing shall be construed to require Kaival to provide the Direct Agreement to PMI.

2.	For purposes of this Deed of Letter, the terms “KBI Failure” or “KBI’s Failure” shall mean: (a) in the context of the Direct Agreement, that KBI is not able or fails to: (i) sub-license all or any portion of the Licensed IPR to PMI (“License Failure”), and/or (ii) perform its obligations or grant the rights as contemplated in the exclusive grant of license under clause 3 (to the extent it applies to Bidi), clauses 10.5, 17.3(a), 18.5, 19, 20.6 (other than clause 20.6(g)), 22.4, 22.8(c), 23.5, 28.1(c) (to the extent it is within Bidi’s power with respect to the exclusive license) or 28.1(k) of the Licensing Agreement (“Relevant Clauses”), in each case of (i) and (ii) of this sentence, pursuant to the terms and conditions of the Licensing Agreement due to any fact, condition, or circumstance that is not caused indirectly or directly by breach of the Licensing Agreement, and any other written agreement relating thereto between PMI and/or its Affiliates on the one hand, KBI, Kaival, Bidi and/or their Affiliates, on the other hand, gross negligence, wilful misconduct or bad-faith actions or omissions by PMI or on PMI’s behalf; and (b) in the context of the Direct Grant of Limited International Distribution Rights, that KBI is not able or fails to provide the Limited International Distribution Rights to PMI pursuant to the terms and conditions of the Licensing Agreement due to any fact, condition, or circumstance that is not caused indirectly or directly by breach of the Licensing Agreement, and any other written agreement relating thereto between PMI and/or its Affiliates on the one hand, KBI, Kaival, Bidi and/or their Affiliates, on the other hand, gross negligence, wilful misconduct or bad-faith actions or omissions by PMI or on PMI’s behalf.

3.	Kaival, as the exclusive worldwide distributor (subject to the Licensing Agreement) of certain products manufactured by Bidi as more particularly set forth in that certain Third Amended and Restated Exclusive Distribution Agreement dated of even date herewith by and between Kaival and Bidi, has contributed to KBI the necessary international distribution rights so the Products can be sold by PMI in the Markets (the “Limited International Distribution Rights”) and solely with respect to the Limited International Distribution Rights granted to KBI by Kaival to allow KBI to fulfil its duties and obligations set forth in the Licensing Agreement, Kaival hereby directly grants to PMI the Limited International Distribution Rights under the same terms as set forth in the Licensing Agreement for the duration of KBI’s Failure and to the extent (but only to the extent) of KBI’s Failure as defined in clause 2(b) of this Deed of Letter (the “Direct Grant of Limited International Distribution Rights”). Notwithstanding the foregoing or any other provision in this Deed of Letter to the contrary: (a) any Monetary Losses shall, for all purposes, be treated exclusively as Monetary Losses of KBI under the Licensing Agreement but subject always to the terms and conditions thereto and any ancillary document arising out of or relating to the Licensing Agreement, including, but not limited to the Guarantee and in the event of any conflict between the provisions of the Guarantee and this Deed of Letter, the provisions of the Guarantee shall prevail; (b) at no time shall KBI’s Failure excuse or discharge PMI’s performance of any of its duties, obligations, or conditions set forth in the Licensing Agreement or any ancillary documents arising out of or relating to the Licensing Agreement as long as PMI benefits from the Direct Grant of Limited International Distribution Rights as set out above; and (c) nothing shall be construed to require Bidi to provide the Direct Grant of Limited International Distribution Rights to PMI.

4.	[***].

5.	Bidi hereby confirms that it owns the Licensed IPR and that it will not, save with the prior written consent of PMI (which consent shall not be unreasonably withheld, delayed, or conditioned) assign, transfer, surrender or abandon any of the registrations or applications for Licensed IPR, or allow any of them to lapse, in each case to the extent that such actions (or failure to take such actions, as applicable) would result in a breach of a representation, warranty, covenant, agreement or obligation (including, without limitation, an obligation to procure) of KBI under the Licensing Agreement.

6.	Kaival hereby confirms that it contributed the Limited International Distribution Rights to KBI in accordance with the Capital Contribution Agreement dated even date herewith and that neither KBI nor Kaival, without the prior written consent of PMI (which consent shall not be unreasonably withheld, delayed, or conditioned) shall assign, transfer, terminate, surrender, or abandon the Limited International Distribution Rights in each case to the extent that such actions would result in breach of a representation, warranty, covenant, agreement or obligation (including, without limitation, an obligation to procure) of KBI under the Licensing Agreement.

7.	Kaival, Bidi, and PMI acknowledge and agree that the end of the Sell-Out Period following expiry or termination of the Licensing Agreement shall void Bidi’s and Kaival’s obligations under clauses 1, 3, 4, 5, and 6 of this Deed of Letter.

8.	PMI hereby: (a) makes each of the covenants set forth in clauses 3.6, 20.8, and 31 of the Licensing Agreement to and for the benefit of Bidi (provided, however, that if KBI’s prior written consent is required for an action under clause 3.6 of the Licensing Agreement, this covenant does not require Bidi’s prior written consent therefor); and (b) acknowledges and agrees that clause 42 of the Licensing Agreement does not preclude Bidi from receiving and exercising the rights under the Licensing Agreement that are provided to Bidi pursuant to this Deed of Letter, and acknowledges that Bidi is an intended beneficiary thereof for all purposes described in this Deed of Letter, provided that Bidi and KBI may not recover or claim from PMI the same loss, damage, liability, cost or expense.

9.	This Deed of Letter cannot be varied or amended unless in writing and signed by PMI, Kaival, and Bidi.

10.	Bidi and Kaival confirm that PMI and KBI are authorized to agree to any addendum or variation to the Licensing Agreement in writing and that clauses 1, 3, and 4 above shall apply in relation to the Licensed IPR and the Limited International Distribution Rights under the Licensing Agreement that are agreed between PMI and KBI.

11.	The parties acknowledge and agree that damages alone would not be an adequate remedy for any breach of this deed of letter.

12.	This Deed of Letter is governed by English law and subject to the non-exclusive jurisdiction of the English courts.

We would be grateful if you would confirm your agreement to the terms set out in this Deed of Letter by signing below and returning this Deed of Letter.

This Deed of Letter has been executed and, on the date set out above, delivered as a deed.

Yours sincerely,

Executed and delivered as a deed by PHILIP MORRIS PRODUCTS S.A. acting by [***], who, in accordance with the laws of the Switzerland, are acting under the authority of the company	.............................. Authorised Signatory .............................. Authorised Signatory

Executed and delivered as a deed by KAIVAL BRANDS INNOVATIONS GROUP, INC. acting by NIRAJKUMAR PATEL and ERIC MOSSER, who, in accordance with the laws of the United States of America, are acting under the authority of the company	.............................. Authorised Signatory ............................. Authorised Signatory

Executed and delivered as a deed by BIDI VAPOR, LLC acting by NIRAJKUMAR PATEL, who, in accordance with the laws of the United States of America, is acting under the authority of the company	.............................. Authorised Signatory

Schedule

Licensing Agreement

[To insert]

Schedule 10
IP Waiver Letter

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This letter is governed by English law and subject to the exclusive jurisdiction of the English courts.

We would be grateful if you would confirm your agreement to the terms set out in this deed of letter by signing below and returning this deed of letter.

Yours sincerely,

Philip Morris Products S.A.

Name: [***]

Title: Authorized Signatory

Signature: ……………………………………..

Name: [***]

Title: Authorized Signatory

Signature: ……………………………………..

[***]